Filed Pursuant to Rule 424(b)(5)
Registration No. 333-290252
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 21, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 15, 2025)

STRIVE, INC.

    Shares

Variable Rate Series A Perpetual Preferred Stock
Strive, Inc. is offering     shares of our Variable Rate Series A Perpetual Preferred Stock, par value $0.001 per share, which we refer to as our “SATA Stock.” The SATA Stock has a stated amount of $100 per share and an initial liquidation preference of $100 per share. The liquidation preference is subject to adjustment in the manner described in this prospectus supplement. However, the liquidation preference will not be adjusted to an amount that is less than $100 per share.
DIVIDENDS
The SATA Stock accumulates cumulative dividends, which we refer to as “regular dividends,” at a variable rate that is described more fully below and elsewhere in this prospectus supplement. Regular dividends, if any, on the shares of SATA Stock hereto will accumulate in the stated amount thereof, which is $100 per share of SATA Stock, and will be payable when, as and if declared by our “board of directors” (as defined in this prospectus supplement) or any duly authorized committee thereof, out of funds legally available for their payment, monthly in arrears on the 15th calendar day of each calendar month, beginning on February 15, 2026. Concurrent with the closing of our initial public offering of the SATA Stock on November 10, 2025 (the “IPO Closing”), we established an initial dividend reserve in an amount equal to the first 12 months of dividend payments (which assumed dividend payments at a rate of 12.00% per annum) calculated as of the date of the IPO Closing (the “Initial Dividend Reserve”) and deposited $12.00 per share of SATA Stock into a separate account (the “Dividend Payment Account”) funded by us with existing cash on hand. Concurrent with the closing of this offering, we intend to increase the dividend reserve in the Dividend Payment Account in an amount equal to the first 12 months of dividend payments (assuming dividend payments are made at a rate of 12.25% per annum) calculated as of the date of the closing of this offering and will deposit $12.25 per share of SATA Stock sold in this offering into the Dividend Payment Account (together with the Initial Dividend Reserve, the “Dividend Reserve”).
The regular dividend rate has been set at 12.25% per annum with respect to the regular dividend period beginning on December 16, 2025. However, we have the right, in our sole and absolute discretion, to adjust the regular dividend rate applicable to subsequent regular dividend periods in the manner described in this prospectus supplement. Our right to adjust the regular dividend rate is subject to certain restrictions. For example, we are not permitted to reduce the monthly regular dividend rate per annum that applies to any regular dividend period (i) by more than the following amount from the monthly regular dividend rate per annum applicable to the prior regular dividend period: the sum of (1) 25 basis points; and (2) the excess, if any, of (x) the “monthly SOFR per annum” (as defined in this prospectus supplement) on the first business day of such prior regular dividend period, over (y) the minimum of the monthly SOFR per annum rates that occur on the business days during the period from, and including, the first business day of such prior regular dividend period to, and including, the last business day of such prior regular dividend period; or (ii) to a rate per annum that is less than the monthly SOFR per annum in effect on the business day before we provide notice of the next monthly regular dividend rate per annum.
Our current intention, which is subject to change in our sole and absolute discretion, is to adjust the regular dividend rate in such a manner as we believe will maintain SATA Stock’s trading price within its stated long-term range of $95 and $105 per share. For example, if the trading price of SATA Stock exceeds $105, our current intention would be to reduce the regular dividend rate with the goal of causing the trading price of SATA Stock to decrease. Similarly, if the trading price of SATA Stock is less than $95, our current intention would be to increase the regular dividend rate with the goal of causing the trading price of SATA Stock to appreciate. We will take any such actions at our sole discretion based on our subjective assessment of market conditions and the measures we believe are necessary to achieve our intended objectives. See “Risk Factors—Risks Related to this Offering and Our SATA Stock—We may be unsuccessful in achieving, or may abandon, our current intention of adjusting the regular dividend rate in such a manner as we believe (in our sole and absolute judgment) would be designed to cause the SATA Stock to trade at prices, or otherwise have a value, within its targeted long-term trading range of $95 and $105 per share” and “Risk Factors—Risks Related to this Offering and Our SATA Stock—Our right to unilaterally reduce the regular dividend rate could cause the SATA Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the SATA Stock to decrease, and could otherwise significantly harm investors.” Further, for any additional shares of SATA Stock that we issue (in this offering or in any future offering), our current intention (which is subject to change in our sole and absolute discretion) is to issue any such shares of SATA Stock at a price per share not less than $95 or more than $110. Because the record date for the dividend payment date occurring on February 1, 2026 will occur after closing of this offering, investors in this offering will be entitled to receive the dividend payable on February 15, 2026.

REDEMPTION AND REPURCHASE
We have the right, at our election, to redeem all, or any whole number of shares (subject to a certain limitation described below), of the issued and outstanding SATA Stock, at any time, and from time to time, on any redemption date, at a cash redemption price per share of SATA Stock to be redeemed equal to $110 per share of SATA Stock to be redeemed (or such higher amount as may be chosen in our sole discretion, it being understood that such higher amount (or the formula to determine such higher amount) will be announced by prior public notice and/or set forth in the applicable relevant notice of redemption), plus accumulated and unpaid regular dividends, if any, thereon to, and including, the redemption date. However, we may not redeem less than all of the outstanding shares of SATA Stock unless at least $50.0 million aggregate stated amount of SATA Stock is outstanding and not called for redemption as of the time we provide the related redemption notice. We also have the right, at our election, to redeem all, and not less than all, of the SATA Stock, at any time, for cash if the total number of shares of all SATA Stock then outstanding is less than 25% of the total number of shares of SATA Stock issued in the initial offering of SATA Stock and in any future offering taken together, at a cash redemption price per share of SATA Stock to be redeemed equal to the liquidation preference per share of SATA Stock as of the business day before the date we provide the related redemption notice, plus accumulated and unpaid regular dividends, if any, thereon to, and including, the redemption date. In addition, we have the right to redeem all, but not less than all, of the SATA Stock if a “tax event” (as defined in this prospectus supplement) occurs, at a cash redemption price equal to the liquidation preference of the SATA Stock to be redeemed as of the business day before the date we provide the related redemption notice, plus accumulated and unpaid regular dividends, if any, thereon to, and including, the redemption date.
If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, holders of SATA Stock will have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of SATA Stock at a cash repurchase price equal to the stated amount of the SATA Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, and including the fundamental change repurchase date.
USE OF PROCEEDS
We intend to use the net proceeds of this offering, together with cash on hand and potentially cash from terminating Strive’s existing capped call transactions relating to the outstanding 4.250% Convertible Senior Notes due 2030 (the “Semler Convertible Notes”) issued by Semler Scientific, Inc., a wholly-owned subsidiary of Strive (“Semler Scientific”), and guaranteed by Strive, pursuant to an indenture, dated as of January 28, 2025, between Semler Scientific and U.S Bank Trust Company, National Association, as trustee, as amended by a supplemental indenture, dated January 16, 2026, by and among Semler Scientific, Strive and the Trustee (as amended and supplemented, the “Convertible Notes Indenture”), (i) to finance the redemption, repurchase, repayment, satisfaction and discharge or other payment of all or a portion of the Semler Convertible Notes and Semler Scientific’s outstanding borrowings under its master loan agreement with Coinbase Credit Inc. (the “Semler Coinbase Loan”), which may include one or more repurchases pursuant to privately negotiated transactions, and the payment of accrued and unpaid interest thereon (collectively, the “Semler Debt Transactions”), with the purpose of returning to a perpetual-preferred only amplification model, (ii) for the acquisition of bitcoin and bitcoin-related products and (iii) for working capital and general corporate purposes. This offering is not conditioned on the consummation of the Semler Debt Transactions.
This offering is not conditioned on the consummation of all or any portion of the Semler Debt Transactions. The consummation of each of the Semler Debt Transactions is subject to market conditions and there can be no assurance that all or a portion of them will in fact be consummated in the manner described herein or at all. Failure to consummate any or all the Semler Debt Transactions on the terms described herein or at all, may result in a capital structure different from those presented herein, which may be less favorable to Strive.
EMERGING GROWTH COMPANY STATUS
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and our other filings with the Securities and Exchange Commission (the “SEC”).
LISTING
Our SATA Stock is listed on The Nasdaq Global Market under the trading symbol “SATA.” On January 16, 2026, the last reported sale price of our SATA Stock as reported on The Nasdaq Global Market was $100.53 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	For additional information about underwriting compensation, see “Underwriting.
Our business and an investment in our SATA Stock involves significant risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our SATA Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our SATA Stock, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect to deliver the SATA Stock in book-entry form through the facilities of The Depository Trust Company on or about     , 2026, which will be the     business day after the initial trade date for the SATA Stock (this settlement cycle being referred to as “T+    ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade SATA Stock before the business day before the settlement date must, because the SATA Stock initially will settle T+    , specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.
Joint Book-Running Managers

Barclays	Cantor

Co-Manager
Clear Street
The date of this prospectus supplement is     , 2026.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein.
This prospectus supplement relates to an offering of our SATA Stock. Before investing in our SATA Stock offered by this prospectus supplement, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time.
To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in any document incorporated by reference herein, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the underwriters have not, authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our SATA Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any sale of our SATA Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.
You should not consider any information in this prospectus supplement and the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our SATA Stock offered by this prospectus supplement.
Unless the context requires otherwise, references in this prospectus supplement to “Strive,” the “Company,” the “Registrant,” the “Issuer,” “we,” “us” and “our” refer to Strive, Inc. (which was, until September 12, 2025, known as Asset Entities Inc.) together with its consolidated subsidiaries.
S-ii

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.strive.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
S-iii

INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);
(b)
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, filed with the SEC on May 15, 2025, June 30, 2025, filed with the SEC on August 5, 2025, and September 30, 2025, filed with the SEC on November 14, 2025;

(c)
our Current Reports on Form 8-K filed with the SEC on January 22, 2025, March 20, 2025, May 2, 2025, May 7, 2025, May 21, 2025, May 27, 2025, July 3, 2025, August 20, 2025, August 28, 2025, September 9, 2025, September 12, 2025, September 15, 2025 (SEC Accession No. 0001213900-25-087387), September 15, 2025, (SEC Accession No. 0001213900-25-087413), September 22, 2025, September 24, 2025, September 26, 2025, October 2, 2025, October 6, 2025, October 10, 2025, October 14, 2025, October 28, 2025, November 3, 2025, November 10, 2025 (SEC Accession No. 0001140361-25-041295), November 10, 2025 (SEC Accession No. 0001140361-25-041298), November 14, 2025 (SEC Accession No. 0001140361-25-042336), November 17, 2025, December 9, 2025, December 15, 2025, January 5, 2026, January 13, 2025, January 15, 2026 and January 16, 2026;

(d)
the description of our Class B common stock contained in our Registration Statement on Form 8-A (File No. 001-41612), filed with the SEC on February 2, 2023, pursuant to Section 12(b) of the Exchange Act, as the description therein has been updated and superseded by the description in the section entitled “Description of Capital Stock” in the base prospectus included in the Form S-3 filed with the SEC on September 15, 2025, and the description of the SATA Stock contained in our Registration Statement on Form 8-A (File No. 001-41612), filed with the SEC on November 10, 2025, including any amendments and reports filed for the purpose of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address and telephone number:
Strive, Inc.
200 Crescent Court, Suite 1400
Dallas, TX 75201 Attention: Investor Relations
(855) 427-7360
Documents may also be available on our website at http://investors.strive.com. Information contained on our website does not constitute part of this prospectus supplement.
S-iv

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents that we incorporate by reference herein, contains, and any related free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:
•	our ability to implement and maintain a bitcoin treasury strategy, including with respect to the financing, acquisition and custody of bitcoin;
•	our ability to identify and successfully execute alpha-generating strategies;
•	our operational infrastructure and non-platform technology;
•	the growth of our existing asset management operations;
•	our ability to identify, complete and integrate acquisitions;
•	our ability to prevent, detect, respond to, or mitigate failures or breaches of privacy and security, including with respect to our bitcoin and its custodial partners;
•
the ability to recognize the anticipated objectives and any benefits of the Asset Entities Merger (as defined below) and the merger pursuant to that certain Agreement and Plan of Merger, dated as of September 22, 2025, between us and Semler Scientific (the “Semler Scientific Merger Agreement”) (the “Semler Scientific Merger” and, together with the Asset Entities Merger, the “Mergers”), including the anticipated tax treatment of the Mergers;

•	the outcome of any legal proceedings that may be instituted against us or Semler Scientific or the combined company;
•	changes in applicable laws, regulations or permits affecting our operations or the industries in which we operate;
•
the possibility that we may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which we operate or upon which we rely and are dependent;

•	the significant transaction costs that we have incurred and may continue to incur in connection with the Mergers;
•
the possibility that our reliance on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business, and further, cybersecurity incidents could have a material adverse effect on our business, results of operations and financial condition;

•	rapid changes in technology, which could affect our ability to compete;
•
risks related to our businesses being subject to other government regulations and changes in current or future laws, regulations or rules could restrict our respective abilities to operate in the manner currently contemplated;

•	our stock price, which may fluctuate significantly;
•	insider control over us that could limit your ability to influence the outcome of key transactions, including a change of control;
•	certain provisions of Nevada law and our articles of incorporation and bylaws that may deter third parties from acquiring us;
S-v

•	the fact that we do not anticipate paying any cash dividends in the foreseeable future on our Class A common stock, par value $0.001 per share (the “Class A Common Stock”);
•	the outcome of any legal proceedings that may be instituted against us;
•
the possibility that the anticipated benefits of the transactions (the “Asset Entities Merger”) contemplated under that certain Agreement and Plan of Merger, dated as of May 6, 2025, as amended by that certain Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2025 (the “Asset Entities Merger Agreement” and, together with the Semler Scientific Merger Agreement, the “Merger Agreements”), and under the Semler Scientific Merger Agreement, including the anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, implementation of bitcoin treasury strategies and risks associated with bitcoin and other digital assets, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we operate;

•	the possibility that the post-merger integrations may be more difficult, time-consuming or costly than expected;
•	the possibility that the Semler Scientific Merger may be more expensive than anticipated, including as a result of unexpected factors or events;
•	the diversion of management’s attention from ongoing business operations and opportunities;
•	the dilution caused by the issuance of additional shares of our Class A Common Stock in connection with the Semler Scientific Merger;
•	potential adverse reactions of our customers or changes to business or employee relationships, including those resulting from the completion of the transactions under the Merger Agreements;
•	other factors that may affect our future results;
•	our ability to introduce new products and services;
•	our ability to obtain additional funding to develop additional services and offerings;
•	our compliance with obligations under intellectual property licenses with third parties;
•	market acceptance of our new offerings;
•	competition from existing online offerings or new offerings that may emerge;
•	our ability to establish or maintain collaborations, licensing or other arrangements;
•	our ability and third parties’ abilities to protect intellectual property rights;
•	our ability to adequately support future growth;
•	our goals and strategies;
•	our future business development, financial condition and results of operations;
•	expected changes in our revenue, costs or expenditures;
•	growth of and competition trends in our industry;
•	the accuracy and completeness of the data underlying our or third-party sources’ industry and market analyses and projections;
•	our expectations regarding demand for, and market acceptance of, our services;
•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;
•	fluctuations in general economic and business conditions in the markets in which we operate;
•	relevant government policies and regulations relating to our industry;
S-vi

•
although the SATA Stock is senior to our Class A Common Stock and Class B common stock, par value $0.001 per share (the “Class B Common Stock”) it is junior to our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding;

•
our right to unilaterally reduce the regular dividend rate could cause the SATA Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the SATA Stock to decrease, and could otherwise significantly harm investors;

•
we may not have sufficient funds to pay dividends in cash on the SATA Stock, or we may choose not to pay dividends on the SATA Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends;

•
we have not engaged an escrow or independent third-party agent to manage the distribution of dividends, including dividends from the Dividend Payment Account (as defined below), nor entered into an escrow agreement or other similar arrangement;

•	the SATA Stock has only limited voting rights;
•	we may issue preferred stock in the future that ranks equally with the SATA Stock with respect to dividends and liquidation rights, which may adversely affect the rights of preferred stockholders;
•	the terms of the SATA Stock do not impose any contractual restrictions on our use of the Dividend Payment Account and the Dividend Payment Account could be subject to the claims of creditors;
•
future sales, or the perception of future sales, of our debt instruments, SATA Stock, or other classes or series of liquidation parity stock or dividend parity stock could depress the trading price of the SATA Stock;

•
we may be unsuccessful in achieving, or may abandon, our current intention of adjusting the regular dividend rate in such a manner as we believe (in our sole and absolute judgment) would be designed to cause the SATA Stock to trade at prices, or otherwise have a value, within its targeted long-term trading range of $95 and $105 per share;

•	the tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of SATA Stock;
•	an issuance of SATA Stock could have an adverse tax profile, which could subject holders of any other shares of SATA Stock to adverse consequences;
•	use of proceeds from the sale of shares of our SATA Stock under this prospectus supplement; and
•	other risks described in our filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.
Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to such risks, uncertainties and other factors. Discussions containing forward-looking statements may be found, among other places, in the section entitled “Risk Factors” in this prospectus supplement, and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.
The forward-looking statements contained in this prospectus supplement represent our judgment as of the date of this prospectus supplement. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement.
All forward-looking statements contained in this prospectus supplement or any related free writing prospectus or any document incorporated by reference herein or therein are qualified in their entirety by this cautionary statement.
S-vii

PROSPECTUS SUMMARY
This summary does not contain all of the information that you should consider before investing in our SATA Stock offered by this prospectus supplement. Before making an investment decision, you should carefully read this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and therein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our SATA Stock.
Strive was founded with a mission to maximize long-term value for shareholders through the unapologetic embrace of capitalism, meritocracy and innovation. Following the completion of Strive Enterprises, Inc.’s reverse acquisition of Asset Entities Inc. in September 2025, Strive began operating as a publicly traded company and began deploying capital to execute on its bitcoin treasury strategy, becoming the first publicly traded bitcoin treasury asset management firm.
As of December 31, 2025, the Company manages over $2.3 billion in assets under management (“AUM”) across 13 exchange-traded funds, collective investment trusts, and a direct indexing platform. These activities provide recurring, fee-based revenue streams which increase with AUM. Beginning in fiscal year 2026, we plan to operate our asset-management segment within a single-digit million-dollar operating loss to single-digit million-dollar operating profit range.
Our Bitcoin Strategy
Our bitcoin strategy generally involves, from time to time, subject to market conditions and the need for cash and cash equivalents to meet short-term working capital requirements, (i) acquiring bitcoin using open market purchases using available cash, which may be raised from our operating activities as well as capital raising initiatives, such as issuing equity and fixed income offerings, among other capital raise strategies (collectively, “beta” initiatives) and (ii) acquiring bitcoin through alpha strategies, such as acquiring bitcoin through strategic M&A activity or other transactions, resulting in the acquisition of bitcoin at a discount relative to market value, which are intended to deliver returns above and beyond what beta initiatives may deliver alone.
As of January 16, 2026, we held approximately 12,797.6 bitcoin (including 397.7 bitcoin pledged as collateral for a loan), with a total cost of $1,356.3 million, and a fair value of $1,222 million, which were acquired at an average price of $105,979, including fees and expenses.
Corporate Information
Our principal executive offices are located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, and our telephone number is (855) 427-7360. We maintain a website at www.strive.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement.
Concurrent Refinancing Transactions
In connection with the consummation of this offering, the Issuer intends to use the net proceeds of this offering, together with cash on hand and potentially cash from terminating the Issuer’s existing capped call transactions relating to the outstanding Semler Convertible Notes (i) to finance the Semler Debt Transactions with the purpose of returning to a perpetual-preferred only amplification model, (ii) the acquisition of bitcoin and bitcoin-related products and (iii) for working capital and general corporate purposes.
In this prospectus supplement, including for purposes of the definition of “Semler Debt Transactions,” we have assumed that we will exchange $    million aggregate principal amount of the Semler Convertible Notes for      newly issued shares of SATA Stock pursuant to privately negotiated transactions.
This offering is not conditioned on the consummation of all or any portion of the Semler Debt Transactions. The consummation of the Semler Debt Transactions is subject to market conditions and there can be no assurance they will in fact be consummated in the manner described herein or at all. Failure to consummate any or all the Semler Debt Transactions on the terms described herein or at all, may result in a capital structure different from those presented herein, which may be less favorable to Strive.

THE OFFERING
The summary below describes the principal terms of the offering and the SATA Stock. The summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Certain of the terms of the SATA Stock described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Perpetual Preferred Stock.” As used in this section, (i) “we,” “our” and “us” refer to Strive, Inc. together with its consolidated subsidiaries; and (ii) “preferred stockholder” refers to a registered holder of the SATA Stock.
Issuer
Strive, Inc., a Nevada corporation.
Securities Offered
Shares of our Variable Rate Series A Perpetual Preferred Stock, which we refer to as the “SATA Stock.”
Amount Offered
     shares of SATA Stock.
Public Offering Price
$    per share of SATA Stock.
Settlement
    , 2026 (the “settlement date”), which is the     business day after the initial trade date for the SATA Stock (this settlement cycle being referred to as “T+   ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade SATA Stock before the business day before the settlement date must, because the SATA Stock initially will settle T+   , specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.
Stated Amount
$100 per share of SATA Stock.
Liquidation Preference
Initially $100 per share of SATA Stock. The liquidation preference is subject to adjustment in the manner described in this prospectus supplement. However, the liquidation preference will not be adjusted to an amount that is less than $100 per share of SATA Stock or more than $110 per share of SATA Stock.
Regular Dividend Payment Dates
The 15th calendar day of each calendar month, beginning on February 15, 2026.
Regular Record Dates
With respect to any regular dividend payment date, the 1st calendar day of the month in which such regular dividend payment date occurs.
Regular Dividends
The SATA Stock accumulates cumulative dividends, which we refer to as “regular dividends,” at a variable rate per annum, calculated in the manner described below, on the stated amount thereof, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described in this prospectus supplement, regular dividends will be payable when, as and if declared by our “board of directors” (as defined in this prospectus supplement) or any duly authorized committee thereof, out of funds legally available for their payment, monthly in arrears on each regular dividend payment date to the preferred stockholders of record as of the close of business on the regular record date immediately preceding the applicable regular dividend payment date.
The rate per annum (which we refer to as the “monthly regular dividend rate per annum”) at which regular dividends accumulated on the SATA Stock for any “regular dividend period” (as defined in this prospectus supplement) has been set at 12.25% with respect to the regular dividend period beginning on December 16, 2025. However, as described more fully below, we have the right, in our sole and absolute discretion, to adjust the monthly regular dividend rate per annum that applies to each regular dividend period after the first regular dividend period. To make such election, we must provide notice of the adjusted monthly regular dividend rate per annum to preferred stockholders before the first business day of the regular dividend period in which such adjusted monthly regular dividend rate per annum applies. We are permitted to provide such notice in the manner described in the prospectus supplement under the caption “Description of Perpetual Preferred Stock—Notices,” or in a press release issued through such national newswire service as we then use, or by publishing the same through such other widely disseminated public medium as we then use, including our website. If we do not timely provide such notice, then the monthly regular dividend rate per annum that applies to such regular dividend period will be the monthly regular dividend rate per annum that applies to the immediately preceding regular dividend period.
If we elect to adjust the monthly regular dividend rate per annum in the manner described above, then the adjusted monthly regular dividend rate will be a rate that we will choose in our sole and absolute discretion. However, we are not be permitted to reduce the monthly regular dividend rate per annum that applies to any regular dividend period (i) by more than the following amount from the monthly regular dividend rate per annum applicable to the prior regular dividend period: the sum of (1) 25 basis points; and (2) the excess, if any, of (x) the “monthly SOFR per annum” (as defined in this prospectus supplement) on the first business day of such prior regular dividend period, over (y) the minimum of the monthly SOFR per annum rates that occur on the business days during the period from, and including, the first business day of such prior regular dividend period to, and including, the last business day of such prior regular dividend period; or (ii) to a rate per annum that is less than the monthly SOFR per annum in effect on the business day before we provide notice of the next regular dividend rate.
Notwithstanding anything to the contrary, but subject to the more detailed provisions described in this prospectus supplement, we are not entitled to elect to reduce the monthly regular dividend rate per annum as described above unless and until (x) three (3) months following

November 10, 2025, or such earlier time as the arithmetic average of the last reported sale prices per share of SATA Stock for each trading day of twenty (20) consecutive trading days at any time during the three (3) months following November 10, 2025 exceeds $100, (y) at the time we provide the related notice referred to above, all accumulated regular dividends, if any, on the SATA Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full (or have been declared in full and consideration in kind and amount that is sufficient, in accordance with the certificate of designation, to pay such accumulated regular dividends, is set aside for the benefit of the preferred stockholders entitled thereto) and (z) the arithmetic average of the last reported sale prices per share of SATA Stock for each trading day during the immediately preceding regular dividend period is not less than $99 per share.
Our current intention, which is subject to change in our sole and absolute discretion, is to adjust the monthly regular dividend rate per annum in such a manner as we believe will maintain SATA Stock’s trading price within its stated long-term range of $95 and $105 per share. For example, if the trading price of SATA Stock exceeds $105, our current intention would be to reduce the monthly regular dividend rate per annum with the goal of causing the trading price of SATA Stock to decrease. Similarly, if the trading price of SATA Stock is less than $95, our current intention would be to increase the monthly regular dividend rate per annum with the goal of causing the trading price of SATA Stock to appreciate. We will take any such actions at our sole discretion based on our subjective assessment of market conditions and the measures we believe are necessary to achieve our intended objectives. See “Risk Factors—Risks Related to this Offering and Our SATA Stock—We may be unsuccessful in achieving, or may abandon, our current intention of adjusting the regular dividend rate in such a manner as we believe (in our sole and absolute judgment) would be designed to cause the SATA Stock to trade at prices, or otherwise have a value, within its targeted long-term trading range of $95 and $105 per share” and “Risk Factors—Risks Related to this Offering and Our SATA Stock—Our right to unilaterally reduce the regular dividend rate could cause the SATA Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the SATA Stock to decrease, and could otherwise significantly harm investors.”
Declared regular dividends on the SATA Stock are payable solely in cash, in the manner, and subject to the provisions, described in this prospectus supplement.
On January 15, 2026, the board of directors declared a scheduled regular dividend on the SATA Stock of $1.0208 per share, payable on February 15, 2026 to holders of record on February 1, 2026. Because the record date for the dividend payment date occurring on February 1, 2026 will occur after closing of this offering, investors in this offering will be entitled to receive the dividend payable on February 15, 2026.
If any accumulated regular dividend (or any portion thereof) on the SATA Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded monthly at the monthly “compounded dividend rate” per annum applicable to the relevant regular dividend period from, and including, the calendar day after such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. The compounded dividend rate applicable to any unpaid regular dividend that was due on a “regular dividend payment date” (as defined in this prospectus supplement) (or, if such regular dividend payment date is not a business day, the next business day) will initially be a rate per annum equal to the “regular dividend rate” (as defined in this prospectus supplement) plus 25 basis points; provided, however, that until such regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 25 basis points per month for each subsequent regular dividend period, up to a maximum rate of 20% per annum.
If we fail to declare a regular dividend on or prior to a given regular record date, such failure shall constitute the issuance of a notice of deferral. Upon issuance of such notice, we shall use commercially reasonable efforts over the following 60-day period to sell Class A Common Stock and/or other securities to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined in this prospectus supplement). Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the preferred stockholders of record as of the close of business on the “deferred regular record date” (as defined in this prospectus supplement) immediately preceding such deferred regular dividend payment date. If we fail to pay in full such regular dividend, plus compounded dividends thereon, in cash by the applicable deferred regular dividend payment date, such failure shall constitute a failure to declare and pay regular dividends for purposes of determining whether a “regular dividend non-payment event” (as defined in this prospectus supplement) has occurred with respect to the appointment of board members, as described further below. If we pay such regular dividend, plus compounded dividends thereon, by the deferred regular dividend payment date in the manner described above, then the related delay in payment shall be deemed not to constitute a failure to declare or pay regular dividends for purposes of determining whether a “regular dividend non-payment event” has occurred.
See “Description of Perpetual Preferred Stock—Regular Dividends.”
We expect to fund any dividends paid in cash on the SATA Stock primarily through additional capital raising activities, including, but not limited to, at-the-market offerings of our Class A Common Stock. See “Risk Factors—Risks Related to this Offering and Our SATA Stock—We may not have sufficient funds to pay dividends in cash on the SATA Stock, or we may choose not to pay dividends on the SATA Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”
Dividend Payment Account
Concurrent with the closing of our initial public offering of the SATA Stock on November 10, 2025 (the “IPO Closing”), we established an initial dividend reserve in an amount equal to the first 12 months of dividend payments (which assumed dividend payments at a rate of 12.00% per annum) calculated as of the date of the IPO Closing (the “Initial Dividend Reserve”) and deposited $12.00 per share of SATA Stock into a separate account (the “Dividend Payment Account”) funded by us with existing cash on hand. Concurrent with the closing of this offering), we intend to increase the dividend reserve in the Dividend Payment Account in an amount equal to the first 12 months of dividend payments (assuming dividend payments are made at a rate of 12.25% per annum) calculated as of the date of the closing of this offering and will deposit $12.25 per share of SATA Stock sold this offering (together with the Initial Dividend Reserve, the “Dividend Reserve”). The regular dividend rate has been set at 12.25% per annum with respect to the regular dividend period beginning on December 16, 2025. Subject to compliance with Nevada law and any other applicable requirements, we may make dividend distributions from the Dividend Payment Account or from any other account maintained by us to the holders of the then-outstanding SATA Stock on a monthly basis.
We intend to invest the proceeds of the Dividend Payment Account in various capital preservation instruments, including short-term investment grade, interest-bearing securities, and money-market funds. Any investment income earned from the Dividend Payment Account will be remitted to us to use for working capital or general corporate purposes, including the acquisition of additional bitcoin.

No Preemptive and Conversion Rights
The SATA Stock is not convertible into or exchangeable for any other securities or property and is not entitled to any preemptive or similar rights.
Optional Redemption
We have the right, at our election, to redeem all, or any whole number of, shares (subject to the limitation described below), of the issued and outstanding SATA Stock, at any time, and from time to time, on any redemption date. We refer to a redemption pursuant to the provision described above as an “optional redemption.” The redemption price for any share of SATA Stock to be redeemed pursuant to an optional redemption will be a cash amount equal to $110 per share of SATA Stock to be redeemed (or such higher amount as may be chosen in our sole discretion, it being understood that such higher amount (or the formula to determine such higher amount) will be announced by prior public notice and/or set forth in the applicable relevant notice of redemption), plus accumulated and unpaid regular dividends on such share to, and including, the redemption date. However, we may not redeem less than all of the outstanding shares of SATA Stock unless at least $50.0 million aggregate stated amount of SATA Stock is outstanding and not called for redemption as of the time we provide the related redemption notice.
See “Description of Perpetual Preferred Stock—Redemption at Our Option—Optional Redemption.”
Clean-Up Redemption
In addition to the redemption right described above, we have the right, at our election, to redeem all, and not less than all, of the SATA Stock, at any time, for cash if the total number of shares of all SATA Stock then outstanding is less than 25% of the total number of shares of SATA Stock issued in the initial offering of SATA Stock and in any future offering taken together. We refer to a redemption pursuant to this provision as a “clean-up redemption.” The redemption price for any share of SATA Stock to be redeemed pursuant to a clean-up redemption will be a cash amount equal to the liquidation preference of such share as of the business day before the date we provide the related redemption notice, plus accumulated and unpaid regular dividends on such share to, and including, the redemption date.
See “Description of Perpetual Preferred Stock—Redemption at Our Option—Clean-Up Redemption.”
Redemption Upon Tax Event
In addition to the redemption rights described above, we have the right, at our election, to redeem all, and not less than all, of the SATA Stock, at any time, for cash if a “tax event” (as defined in this prospectus supplement) occurs. We refer to a redemption pursuant to this provision as a “tax redemption.” The redemption price for any share of SATA Stock to be redeemed pursuant to a tax redemption will be a cash amount equal to the liquidation preference of such share as of the business day before the date we provide the related redemption notice, plus accumulated and unpaid regular dividends on such share to, and including, the redemption date.
See “Description of Perpetual Preferred Stock—Redemption at Our Option—Tax Redemption.”
Repurchase at the Option of the Preferred Stockholders After a Fundamental Change
If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, preferred stockholders have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of SATA Stock at a cash repurchase price equal to the stated amount of the SATA Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, thereon to, and including, the fundamental change repurchase date.
See “Description of Perpetual Preferred Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase SATA Stock.”
Voting Rights
The SATA Stock has no voting rights except as described in this prospectus supplement or as provided in our articles of incorporation or required by the Nevada Revised Statutes (“NRS”).
If (in each case, subject to the provisions described in this prospectus supplement) less than the full amount of accumulated and unpaid regular dividends on the outstanding SATA Stock have been declared and paid within sixty (60) days of the following regular dividend payment date in respect of each of (i) twelve (12) or more consecutive regular dividend payment dates and (ii) twenty-four (24) or more consecutive regular dividend payment dates then, in each case, if then required under our articles of incorporation or bylaws in order to increase the size of our board, we will obtain board and/or stockholder approval to amend our articles of incorporation to increase the authorized number of our directors by one (or, to the fullest extent permitted under the NRS and our Amended and Restated Articles of Incorporation, we will cause the office of one director to be vacated) and the holders of the SATA Stock, voting together as a single class with the holders of each class or series of “voting parity stock” (as defined in this prospectus supplement), if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, have the right to elect one director (which we refer to as a “preferred stock director”) to fill such vacant directorship at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose). If, thereafter, all accumulated and unpaid dividends on the outstanding SATA Stock have been paid in full, then the right of the holders of the SATA Stock to elect any preferred stock directors will terminate. Upon the termination of such right with respect to the SATA Stock and all other outstanding voting parity stock, if any, the term of office of each person then serving as a preferred stock director will immediately and automatically terminate (and, if the authorized number of our directors was increased by one or two, as applicable, in connection with such election, then the authorized number of our directors will automatically decrease by one or two, as applicable).
Subject to the exceptions and limitations described in this prospectus supplement, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the SATA Stock and such voting parity stock will be required for certain transactions or events, including (i) certain amendments to our articles of incorporation or the certificate of designation establishing the terms of the SATA Stock; (ii) certain consolidations, combinations and mergers involving us; (iii) certain binding or statutory share exchanges or reclassifications involving the SATA Stock; and (iv) the creation and issuance, or increase in the authorized or issued number, of any dividend senior stock or liquidation senior stock.
See “Description of Perpetual Preferred Stock—Voting Rights.”
Ranking
The SATA Stock ranks as follows:
•
senior to (i) “dividend junior stock” (as defined in this prospectus supplement, and which includes our Class A Common Stock and our Class B Common Stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined in this prospectus supplement, and which includes our Class A Common Stock and our Class B Common Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•
equally with (i) “dividend parity stock” (as defined in this prospectus supplement) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined in this prospectus supplement) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to our existing and future indebtedness; and
•	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.
As of January 16, 2026, we had no consolidated indebtedness outstanding, with the exception of

(i) $100 million aggregate principal amount of our Semler Convertible Notes and (ii) $20 million aggregate borrowings of the Semler Coinbase Loan. Additionally, as of January 16, 2026, there were no shares of dividend parity stock or liquidation parity stock outstanding. Our indebtedness ranks senior to the SATA Stock.
Transfer Agent and Paying Agent for the SATA Stock
VStock Transfer, LLC.
Listing
The SATA Stock is listed on The Nasdaq Global Market under the symbol “SATA.” On January 16, 2026, the last reported sale price of our SATA Stock as reported on The Nasdaq Global Market was $100.53 per share.
Use of Proceeds
We intend to use the net proceeds from this offering, together with cash on hand and potentially cash from terminating the Issuer’s existing capped call transactions relating to the outstanding Semler Convertible Notes (i) to finance the Semler Debt Transactions with the purpose of returning to a perpetual-preferred only amplification model, (ii) for the acquisition of bitcoin and bitcoin-related products and (iii) for working capital and general corporate purposes.
Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our SATA Stock offered by this prospectus supplement. See “Use of Proceeds” beginning on page S-25 of this prospectus supplement.
Bitcoin is a highly volatile asset that has traded below approximately $74,000 per bitcoin and above approximately $124,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus supplement. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin.
Risk Factors
See the section titled “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our SATA Stock.
Material U.S. Federal Income Tax Considerations
For a description of material U.S. federal income tax consequences of purchasing, owning, and disposing of the SATA Stock, see “Material U.S. Federal Income Tax Considerations.” In particular, holders should review the discussion under “Material U.S. Federal Income Tax

Considerations—Fast-Pay Stock Regulations” regarding the potentially adverse consequences that would apply if any shares of SATA Stock were treated as “fast-pay” stock.
Book-Entry Form
We initially issued the SATA Stock, and the SATA Stock sold in this offering will be initially issued, in the form of global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (which we refer to as “DTC”), which we will deposit with the transfer agent as custodian for DTC. Beneficial interests in global certificates are shown on, and transfers of SATA Stock represented by global certificates are effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing any SATA Stock. See “Description of Perpetual Preferred Stock—Book Entry, Settlement and Clearance.”
Shares Outstanding After This Offering
Immediately after the consummation of this offering,      shares of SATA Stock, 1,049,527,531 shares of Class A Common Stock and 197,909,283 shares of Class B Common Stock will be outstanding. For purposes of this calculation, we have used 1,049,527,531 shares of Class A Common Stock that were issued and outstanding, and 197,909,283 shares of Class B Common Stock that were issued and outstanding as of January 16, 2026. The shares of Class A Common Stock as of January 16, 2026 do not include 197,909,283 shares of Class B Common Stock that are issued and outstanding and 531,888,702 unexercised warrants to purchase shares of Class A Common Stock, in each case issued and outstanding as of January 16, 2026.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC, as well as any amendment, supplement or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the information and documents incorporated by reference herein and therein, and in any related free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of the SATA Stock to decline, resulting in a loss of all or part of your investment. Some statements included in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein constitute forward-looking statements. See “Special Note On Forward-Looking Statements” and “Where You Can Find More Information” and “Incorporation By Reference.”
Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” or “Strive” refer to Strive, Inc., together with its consolidated subsidiaries.
Risks Related to this Offering and Our SATA Stock
Although the SATA Stock is senior to our Class A Common Stock and Class B Common Stock, it is junior to our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of the SATA Stock, only if all of our then-outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights. If we issue any liquidation senior stock in the future, then we would be required to pay the amounts due on such liquidation senior stock in full before making any payments on the SATA Stock. If any assets remain after any liquidation senior stock is paid in full, those assets will be distributed pro rata among holders of the SATA Stock and any other liquidation parity stock then outstanding. There may be insufficient remaining assets available to pay the liquidation preference and any accumulated and unpaid dividends on the SATA Stock. As of January 16, 2026, we had no consolidated indebtedness outstanding, with the exception of (i) $100 million aggregate principal amount of our Semler Convertible Notes and (ii) $20 million aggregate borrowings of the Semler Coinbase Loan. Additionally, as of January 16, 2026, there were no shares of dividend parity stock or liquidation parity stock outstanding. Our indebtedness ranks senior to the SATA Stock. Our indebtedness ranks senior to the SATA Stock. As of January 16, 2026, there were 1,049,527,531 shares of Class A Common Stock issued and outstanding, and 197,909,283 shares of Class B Common Stock issued and outstanding, all of which rank junior to the SATA Stock. The shares of Class A Common Stock as of January 16, 2026 do not include 197,909,283 shares of Class B Common Stock that are issued and outstanding and 531,888,702 unexercised warrants to purchase shares of Class A Common Stock, in each case issued and outstanding as of January 16, 2026.
In addition, our subsidiaries have no obligation to pay any amounts on the SATA Stock. If any of our subsidiaries liquidates, dissolves or winds up, whether voluntarily or involuntarily, then we, as a direct or indirect common equity owner of that subsidiary, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary, and, accordingly, the assets of that subsidiary may never be available to make payments on the SATA Stock.
Our right to unilaterally reduce the regular dividend rate could cause the SATA Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the SATA Stock to decrease, and could otherwise significantly harm investors.
The SATA Stock accumulates cumulative regular dividends on the stated amount thereof at a variable rate per annum equal to the monthly regular dividend rate per annum. The monthly regular dividend rate per annum has been set at 12.25% with respect to the regular dividend period beginning on December 16, 2025. However, subject to the provisions described more fully under the caption “Description of Perpetual Preferred Stock—Regular Dividends,” we have the right, in our sole and absolute discretion, to adjust the monthly regular dividend rate per annum that applies to each regular dividend period that begins after the first regular dividend period. Our right to adjust the monthly regular dividend rate per annum is subject to certain restrictions. For example, we are not permitted to reduce the monthly regular dividend rate per annum that applies to any regular dividend period (i) by more than the following amount from the monthly regular dividend rate per annum applicable to the prior regular dividend period: the sum of (1) 25 basis points; and (2) the excess, if any, of (x) the monthly SOFR per annum on the first business day of such prior regular dividend period, over (y) the minimum of the monthly SOFR per annum rates that occur on the business days during the period from, and including, the first business day of such prior regular dividend period to, and including, the last business day of such prior regular dividend period; or (ii) to a rate per annum that is less than the monthly SOFR per annum in effect on the business day before we provide notice of the next regular dividend rate. In addition, subject to the more detailed provisions described in this prospectus supplement, we are not entitled to reduce the monthly regular dividend rate per annum unless, at the time we provide the related notice of the adjustment, all accumulated regular dividends, if any, on the SATA Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full (or have been declared in full and consideration in kind and amount that is sufficient, in accordance with the certificate of designation, to pay such accumulated regular dividends, is set aside for the benefit of the preferred stockholders entitled thereto). See “Description of Perpetual Preferred Stock—Regular Dividends.”
Our current intention, which is subject to change in our sole and absolute discretion, is to adjust the monthly regular dividend rate per annum in such a manner as we believe will maintain SATA Stock’s trading price within its stated long-term range of $95 and $105 per share. We may, at any time in our sole and absolute discretion, and without the consent of any preferred stockholder, choose to reduce the monthly regular dividend rate per annum to the maximum extent permitted by the terms of the SATA Stock, without regard to the impact that reduction may have on the trading price or value of the SATA Stock.
If we reduce the monthly regular dividend rate per annum, then the trading price or value of the SATA Stock could decrease significantly. If you hold SATA Stock at the time of such a decrease, the value of your investment could materially depreciate, and you may not be able to resell your SATA Stock at favorable prices, if at all. Moreover, the mere existence of our right to unilaterally reduce the monthly regular dividend rate per annum could, in itself and without any actual reduction in the monthly regular dividend rate per annum, cause the SATA Stock to trade at prices below those that may otherwise be expected.
Notwithstanding the limitations on our ability to reduce the monthly regular dividend rate per annum, the trading price of SATA Stock could decline significantly if, for example, we reduce the dividend rate in successive regular dividend periods, or there is a market expectation that we do so. Further, consecutive monthly reductions of the regular dividends rate on the SATA Stock may cause the regular dividend rate on SATA Stock to be viewed as reasonably expected to decline, which could result in adverse consequences to holders of SATA Stock. See “Risk Factors—The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of SATA Stock” below. If we reduce the monthly regular dividend rate per annum to the minimum dividend rate of the monthly SOFR per annum, and the monthly SOFR per annum thereafter increases, we have no obligation to increase the monthly regular dividend rate per annum to the new monthly SOFR per annum. Moreover, SOFR has a limited history, and its future performance cannot be predicted.
Despite our current intention, which is to adjust the monthly regular dividend rate per annum in such a manner as we believe will maintain SATA Stock’s trading price within its stated long-term range of $95 and $105 per share, since we are permitted to exercise our right to adjust the monthly regular dividend rate per annum for any reason, the trading price of the SATA Stock could be significantly volatile. For example, we could choose to adjust the monthly regular dividend rate per annum for reasons not directly related to the market value of our bitcoin holdings, the credit spreads on our other debt and preferred stock instruments, or the interest rate environment. Accordingly, the trading profile of our SATA Stock could be significantly different than that of our other securities. Increased volatility could harm investors by, for example, causing wide fluctuations in the implied yield of the SATA Stock and otherwise increasing the uncertainty regarding the price at which investors may resell their SATA Stock, if at all.
Certain provisions of the SATA Stock are intended to protect investors in the event we fail to declare and pay regular dividends on the SATA Stock. These provisions include restrictions on our ability to make payments on, or engage in certain other transactions relating to, other classes of our capital stock that rank junior to, or on parity with, the SATA Stock. See “Description of Perpetual Preferred Stock—Regular Dividends—Priority of Dividends; Limitation on Junior Payments; No Participation Rights.” Our ability to reduce the monthly regular dividend rate per annum could cause these provisions to be inadequate to protect investors. For example, we could reduce the monthly regular dividend rate per annum to a sufficiently low rate that permits us to pay all accumulated regular dividends and avoid invoking the protective measures of these provisions.

In deciding to invest in the SATA Stock, you should be prepared to bear the risk that we will exercise our right to reduce the regular dividend rate on the SATA Stock to the maximum extent we are permitted to do so.
We may not have sufficient funds to pay dividends in cash on the SATA Stock, or we may choose not to pay dividends on the SATA Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.
Concurrent with the IPO Closing, we established the Initial Dividend Reserve and deposited $12.00 per share of SATA Stock into the Dividend Payment Account funded by us with existing cash on hand. Concurrent with the closing of this offering, we intend to increase the dividend reserve in the Dividend Payment Account in an amount equal to the first 12 months of dividend payments (assuming dividend payments are made at a rate of 12.25% per annum) calculated as of the date of the closing of this offering and will deposit $12.25 per share of SATA Stock sold this offering. The regular dividend rate has been set at 12.25% per annum with respect to the regular dividend period beginning on December 16, 2025. Subject to compliance with Nevada law and any other applicable requirements, we may make dividend distributions from the Dividend Payment Account or from any other account maintained by us to the holders of the then-outstanding SATA Stock on a monthly basis.
Our ability to declare and pay cash dividends on the SATA Stock will depend on many factors, including the following:
•	our financial condition, including the amount of cash we have on hand;
•	the amount of cash, if any, generated by our operations and financing activities (including our ability to raise additional capital from the equity capital markets on favorable terms or at all);
•
our anticipated financing needs, including the amounts needed to service our indebtedness or other obligations, which may be impacted by our ability to sell equity which is reliant on maintaining effective registration statements, certain market conditions, such as sufficient liquid trading volume for our stock, the market price of our securities, the value of our bitcoin holdings, investor sentiment and the general public perception of bitcoin, our strategy and our value proposition;

•	the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations;
•	the ability of our subsidiaries to distribute funds to us;
•	regulatory restrictions on our ability to pay dividends, including under the Nevada Revised Statutes;
•	our ability to sell equity securities under existing or new at-the-market offering programs; and
•	contractual restrictions on our ability to pay dividends.
In addition, our board of directors or any duly authorized committee thereof may choose not to pay accumulated dividends on the SATA Stock for any reason. Accordingly, we may pay less than the full amount of accumulated dividends on the SATA Stock. In addition, if we fail to declare and pay accumulated dividends on the SATA Stock in full, then the value of the SATA Stock will likely decline.
Provisions contained in the instruments governing our future indebtedness may restrict or prohibit us from paying cash dividends on the SATA Stock. If the terms of our indebtedness restrict or prohibit us from paying dividends, then we may seek to refinance that indebtedness or seek a waiver that would permit the payment of dividends. However, we may be unable or may choose not to refinance the indebtedness or obtain a waiver.
Under the Nevada Revised Statutes, we may declare dividends on the SATA Stock if, after giving each dividend effect, we are able to pay our debts as they become due in the usual course of business and our total assets would be more than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved immediately after the time of the dividend, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of our capital stock having preferential rights superior to those receiving the dividend.
If we fail to declare and pay full dividends on the SATA Stock, then we will be prohibited from paying dividends on our Class A Common Stock and any other junior securities, subject to limited exceptions. Further, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the SATA Stock on a pro rata basis (as described further under the caption “Description of Perpetual Preferred Stock—Regular Dividends—Priority of Dividends; Limitation on Junior Payments; No Participation Rights—Limitation on Dividends on Parity Stock”).
We have not engaged an escrow or independent third-party agent to manage the distribution of dividends, including dividends from the Dividend Payment Account, nor entered into an escrow agreement or other similar arrangement.
We have not engaged, and do not intend to engage, an escrow or independent third-party agent to manage the distribution of dividends, including dividends from the Dividend Payment Account, nor entered into, and do not intend to enter into, an escrow agreement or other similar arrangement. While we intend to manage the distribution of dividends in good faith, there will not be independent custodianship of the funds allocated for distribution to the holders of SATA Stock as dividends, which may result in the mismanagement or misallocation of such funds. In addition, the absence of an escrow or independent third-party agent imposes additional operational and administrative burdens on senior management, and holders of SATA Stock may experience delayed or incorrect distributions of their dividends.
The SATA Stock has only limited voting rights.
The SATA Stock confers no voting rights except with respect to certain dividend arrearages, certain amendments to the terms of the SATA Stock, and certain other limited circumstances described in this prospectus supplement and except as required by the Nevada Revised Statutes. Holding SATA Stock does not confer the right to vote together with holders of our Class A Common Stock on matters on which our holders of Class A Common Stock are entitled to vote. For example, holders of SATA Stock, as such, do not have the right to vote in the general election of our directors, although those holders will have a limited right, voting together with holders of any voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, to elect one director upon the occurrence of a “regular dividend non-payment event” (as defined below under the caption “Description of Perpetual Preferred Stock—Definitions”). See “Description of Perpetual Preferred Stock—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.” However, because certain existing holders of Strive, including Vivek Ramaswamy, by virtue of our dual-class structure, control a majority of the voting power of our Common Stock, the impact of any such election may be limited. Accordingly, the voting provisions of the SATA Stock may not afford you with meaningful protections for your investment.
Without the consent of any holder of our SATA Stock, we may issue preferred stock in the future that ranks equally with the SATA Stock with respect to dividends and liquidation rights, which may adversely affect the rights of preferred stockholders.
Without the consent of any holder of SATA Stock, we may authorize and issue preferred stock (including additional SATA Stock) that ranks equally with the SATA Stock with respect to the payment of dividends and other distributions or the distribution of assets upon our liquidation, dissolution or winding up. If we issue any such equally ranked preferred stock in the future, the rights of holders of the SATA Stock will be diluted and the value of the SATA Stock may decline. For example, if we issue any dividend parity stock in the future, no dividends may be declared or paid on the SATA Stock unless regular dividends are simultaneously declared on any dividend parity preferred stock on a pro rata basis.
The terms of the SATA Stock will not impose any contractual restrictions on our use of the Dividend Payment Account and the Dividend Payment Account could be subject to the claims of creditors.
Concurrent with the IPO Closing, we established a Dividend Payment Account to hold the Dividend Reserve for dividend distributions payable to the holders of then-outstanding SATA Stock. However, the terms of the SATA Stock do not impose any contractual restrictions or limit our discretion on how we may use the funds in the Dividend Payment Account, nor grant any liens or contractual rights in favor of the holders of SATA Stock over such funds. For example, we are permitted to invest the proceeds of the Dividend Payment Account in various capital preservation instruments, including short-term investment grade, interest-bearing securities, and money-market funds. We expect that any investment income earned from the Dividend Payment Account will be remitted to us to use for working capital or general corporate purposes, including the acquisition of additional bitcoin. In addition, we are not contractually required to increase our contributions to the Dividend Payment Account if the dividend rate increases above 12.25% or if we issue additional SATA Stock following this offering. In the event we experience any insolvency issues and/or file for bankruptcy, the proceeds held in the Dividend Payment Account could be subject to the claims of creditors.

A liquid trading market for the SATA Stock may not be maintained.
Although we have listed the SATA Stock on The Nasdaq Global Market, a liquid trading market for the SATA Stock may not continue to develop or be maintained, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your SATA Stock at the times you wish to or at favorable prices, if at all.
The liquidity of the trading market, if any, and future trading prices of the SATA Stock will depend on many factors, including, among other things, prevailing interest rates, the monthly SOFR per annum, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control.
Market volatility could significantly harm the market for the SATA Stock, regardless of our financial condition, results of operations, business, prospects or credit quality.
The condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the SATA Stock.
The condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the SATA Stock. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the SATA Stock. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the SATA Stock to fall significantly.
Future sales, or the perception of future sales, of our debt instruments, SATA Stock, or other classes or series of liquidation parity stock or dividend parity stock could depress the trading price of the SATA Stock.
We may issue and sell additional notes, or other classes or series of liquidation parity stock or dividend parity stock in subsequent offerings to raise capital, or may issue such securities for other purposes, including in connection with the acquisition of additional bitcoin. We cannot predict the size and terms of future issuances of such securities or the effect, if any, that future issuances and sales of such securities will have on the trading price of the SATA Stock.
Transactions involving newly issued debt, SATA Stock, or other series of liquidation parity stock or dividend parity stock could result in a decrease in the trading price of our SATA Stock.
We may be unsuccessful in achieving, or may abandon, our current intention of adjusting the regular dividend rate in such a manner as we believe (in our sole and absolute judgment) would be designed to cause the SATA Stock to trade at prices, or otherwise have a value, within its targeted long-term trading range of $95 and $105 per share.
Our current intention, which is subject to change in our sole and absolute discretion, is to adjust the monthly regular dividend rate per annum in such a manner as we believe will maintain SATA Stock’s trading price within its stated long-term range of $95 and $105 per share. However, we have no obligation to do so, and even if we attempt to achieve our current stated intent, any adjustments we make to the monthly regular dividend rate per annum, or any other actions we take, may fail to achieve or maintain a long-term trading level for the SATA Stock between $95 and $105 per share. For example, if the SATA Stock is trading at a price per share above $105 and we reduce the monthly regular dividend rate per annum with the goal of decreasing the trading price per share of the SATA Stock, such reduction may cause the trading price of the SATA Stock to decrease by a greater amount than we anticipate.
Similarly, if the SATA Stock is trading at a price per share below $95 and we increase the monthly regular dividend rate per annum with the goal of increasing the trading price per share of the SATA Stock, such increase may cause the trading price of the SATA Stock to increase by a lesser amount than we anticipate.
Further, for any additional shares of SATA Stock that we issue in this offering or in any future offering, our current intention (which is subject to change in our sole and absolute discretion) is to issue any such shares of SATA Stock at a price per share not less than $95 or more than $110. However, we may issue any additional shares of SATA Stock in this offering or in any future offering at any price we choose.
Like any other security, the trading price or value of the SATA Stock will depend on a wide range of factors, including those described elsewhere in this “Risk Factors” section and above under the caption “Special Note on Forward-Looking Statements,” many of which are beyond our control. While we expect that the dividend rate on the SATA Stock will directly impact its trading price or value, there are many other factors that could have equal or more significant impacts. Any adjustment we make to the monthly regular dividend rate per annum that is designed to achieve a specified trading price or value will, necessarily, be based on assumptions regarding those other factors. These assumptions will always be inaccurate or incomplete to some degree, and potentially to a material extent. Moreover, even if such an adjustment initially achieves a specified trading price or value, the trading price or value may fluctuate significantly throughout the relevant regular dividend period before we have an opportunity to adjust the monthly regular dividend rate per annum for the next regular dividend period.
Importantly, the mere existence of our right to unilaterally adjust the monthly regular dividend rate per annum will impact the trading price and value of the SATA Stock. Specifically, we expect the trading price of the SATA Stock at any time to reflect the market’s expectations at that time regarding how we will exercise this right in the foreseeable future. Comments we make regarding our intentions regarding the adjustment of the monthly regular dividend rate per annum could also impact the trading price and value of the SATA Stock. Modeling the impact of market expectations on the trading price of the SATA Stock may be impossible. For example, if we increase, or announce an intention to increase, the monthly regular dividend rate per annum, then the trading price of the SATA Stock may in fact decrease if the market expected us to make a larger increase.
From time to time, we may publicly disclose our expected policies regarding adjustments to the monthly regular dividend rate per annum of the SATA Stock. These disclosures may include specific numerical frameworks setting forth the amount of any change to the monthly regular dividend rate per annum that we intend to make based on the trading price of the SATA Stock or other metrics. In all cases, these disclosures refer only to our current intent as of the time of the applicable disclosure; they are neither a guarantee that the SATA Stock will trade at a specified price in response to any changes to the monthly regular dividend rate per annum, nor a guarantee that we will make any specific adjustment to the monthly regular dividend rate per annum. Moreover, we are free to abandon our stated intent, as described above, or any policies or frameworks that we may subsequently disclose publicly, at any time in our sole and absolute discretion and without the consent of any preferred stockholder. See “Risk Factors—Risks Related to this Offering and Our SATA Stock—Our right to unilaterally reduce the regular dividend rate could cause the SATA Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the SATA Stock to decrease, and could otherwise significantly harm investors” above.
Holders of SATA Stock may be treated as receiving deemed distributions, and consequently may be subject to tax with respect to the SATA Stock under certain circumstances, even though no corresponding distribution of cash has been made.
Under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), holders of SATA Stock may be treated as receiving a deemed distribution on the SATA Stock under certain circumstances, including (i) an increase in the liquidation preference of the SATA Stock, (ii) if the SATA Stock is issued at a discount or (iii) if we can call the SATA Stock at a price above its issue price. The liquidation preference of the SATA Stock is subject to adjustment in the manner described in this prospectus supplement, which adjustment may result in an increase in the liquidation preference. In addition, if our board of directors does not declare a dividend on the SATA Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the SATA Stock. In either case, any increase in the liquidation preference could give rise to a deemed dividend to holders of SATA Stock. Although the matter is not entirely clear, we believe any such adjustment of liquidation preference in the manner described in this prospectus supplement, deferred dividend, discount or call premium should not be treated as giving rise to a deemed distribution on the SATA Stock. However, there is no assurance that the Internal Revenue Service (“IRS”) or an applicable withholding agent will not take a contrary position. It is also possible you may be treated as receiving a deemed distribution under Section 305 of the Code if we elect to increase the price at which we exercise our optional redemption right, with the likelihood of such treatment depending on the circumstances existing at the time the redemption price is adjusted.
Any deemed distribution will generally be taxable to the same extent as a cash distribution. In addition, for any holder of SATA Stock that is a “non-U.S. holder” (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed distribution could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Because deemed distributions received by a holder of SATA Stock would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding (including backup withholding) on behalf of a holder of SATA Stock, we (or an applicable withholding agent) may set off any such payment against, or withhold such taxes from, payments of cash to such holder of SATA Stock or sales proceeds received by, or other funds or assets of, such holder of SATA Stock, or require alternative arrangements with respect to such withholding taxes.

The application of the rules under Section 305 of the Code to the SATA Stock is uncertain, and holders of SATA Stock should consult their tax advisors about the impact of these rules in their particular situations.
Holders of SATA Stock may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.
Distributions paid to corporate U.S. holders may be eligible for the dividends-received deduction and distributions paid to non-corporate U.S. holders may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes and certain holding period and other requirements are met. We may not have sufficient current or accumulated earnings and profits during any fiscal year for the distributions on the SATA Stock to qualify as dividends for U.S. federal income tax purposes. If any distributions on the SATA Stock with respect to any fiscal year are not eligible for the dividends-received deduction or for the preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the trading price of the SATA Stock may decline.
The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of SATA Stock.
Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the SATA Stock or if we are reasonably expected to reduce the monthly regular dividend rate over a meaningful time period) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.
The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine whether it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination, and therefore it is possible that such a change could arise when, for example, there is a change to the terms of optional redemption or a compounded dividend rate comes into effect.
We do not believe that the SATA Stock offered hereunder (or any SATA Stock we have previously issued) is fast-pay stock.
We have issued shares of SATA Stock pursuant to (i) our prospectus supplement dated as of November 10, 2025 in connection with our initial public offering and (ii) our prospectus supplement dated as of December 9, 2025 in connection with our at-the-market offering, and may otherwise issue additional shares of SATA Stock, including pursuant to the prospectus supplement described in (ii) or resell any shares of SATA stock that we or any of our subsidiaries have purchased or otherwise acquired (such additional or resold shares, the “Additional Shares”). We do not intend to issue any Additional Shares that would be treated as fast-pay stock. Moreover, we intend to obtain advice of counsel in connection with future offerings of Additional Shares for the purpose of analyzing the consequences of issuing such Additional Shares in light of any legal developments regarding the definition of fast-pay stock. As the liquidation preference of the SATA Stock will be subject to adjustment in the manner described in this prospectus supplement and our current intention is to issue any Additional Shares at a price per share not more than $110 plus accrued and unpaid dividends that may apply to such instrument at the time of its issuance, it is generally not expected that the Additional Shares would be issued at such a level of premium above their liquidation preference or optional redemption price at the time of sale of the Additional Shares so as to implicate the fast-pay stock rules. In addition, we do not intend to adjust the regular dividend rate in a manner that would cause the SATA Stock to be treated as fast-pay stock. Any adjustment to the regular dividend rate is expected to be consistent with our current intention to maintain a long-term trading level for the SATA Stock between $95 and $105 per share, and therefore the SATA Stock’s dividend rate is generally expected to fluctuate over time. Nonetheless, there may be increased risk that the IRS could assert that such Additional Shares constitute fast-pay stock.

Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to the SATA Stock offered hereunder or Additional Shares, we intend to provide public notice to the holders of the SATA Stock offered hereunder or Additional Shares, as applicable, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.
Notwithstanding our intent not to issue Additional Shares that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat such Additional Shares as fast-pay stock. In addition, even though we believe that the SATA Stock offered hereby is not fast-pay stock, treatment of the Additional Shares as fast-pay stock could result in adverse consequences to holders of SATA Stock offered hereby because such Additional Shares may be indistinguishable from the SATA Stock offered hereunder. See “Risk Factors—An issuance of SATA Stock could have an adverse tax profile, which could subject holders of any other shares of SATA Stock to adverse consequences” below.
Accordingly, holders of SATA Stock are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the SATA Stock.
An issuance of SATA Stock could have an adverse tax profile, which could subject holders of any other shares of SATA Stock to adverse consequences.
If we issue or have issued any shares of SATA stock that have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from the SATA Stock offered hereunder, since such Additional Shares would trade under the same CUSIP or other identifying number as that of the other shares of SATA Stock, the SATA Stock issued hereunder may be treated by subsequent purchasers, withholding agents and potentially the IRS as having the same profile or treatment as such Additional Shares if the SATA Stock offered hereunder is not otherwise distinguishable from the shares of SATA Stock subject to such adverse treatment.
For example, notwithstanding our intent not to issue any Additional Shares that are fast-pay stock, the IRS could assert that such Additional Shares constitute fast-pay stock. See “Risk Factors—The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of SATA Stock.” above.
Furthermore, if any Additional Shares are issued at a price that exceeds their liquidation preference, such Additional Shares would constitute “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and any corporate U.S. holder generally will be required to reduce its tax basis (but not below zero) in the SATA Stock by the amount of any dividends-received deduction it receives. The liquidation preference of the SATA Stock will be subject to adjustment in the manner described in this prospectus supplement, which adjustment may be taken into account for purposes of disqualified preferred stock determination. If Additional Shares issued are considered disqualified preferred stock, the SATA Stock offered hereunder could also be subject to same treatment as a practical matter due to fungible trading.
If any Additional Shares are sold at a discount (or at a discount that exceeds the discount that applies to the SATA Stock offered hereunder at issuance), such Additional Shares may be subject to rules that require the accrual of such discount (or such greater discount) currently over the deemed term of the Additional Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. In that event, the IRS or a withholding agent may treat any such discount as resulting in deemed taxable distributions with respect to the SATA Stock offered hereunder as well as such Additional Shares.
Because the IRS or other parties (such as withholding agents) may not be able to distinguish between the SATA Stock offered hereunder and the Additional Shares, a holder of SATA Stock might be subject to adverse tax consequences or might be required to demonstrate to the IRS (or such other parties) that the holder purchased the

SATA Stock as opposed to such Additional Shares. Moreover, any adverse tax consequences as described above in connection with the future issuance of Additional Shares may adversely affect the market value of the SATA Stock offered hereunder. See “Material U.S. Federal Income Tax Considerations” for further discussion.
Provisions of the SATA Stock could delay or prevent an otherwise beneficial takeover of us.
Certain provisions in the SATA Stock could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, preferred stockholders will have the right to require us to repurchase their SATA Stock for cash. See “Description of Perpetual Preferred Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase SATA Stock.” These fundamental change provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that preferred stockholders may view as favorable.
Your investment in the SATA Stock may be harmed if we redeem the SATA Stock.
We have the right to redeem the SATA Stock in certain circumstances. See “Description of Perpetual Preferred Stock—Redemption at Our Option.” If we redeem your SATA Stock, then you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable dividend or interest rates. Furthermore, if we elect to redeem the SATA Stock, the redemption price per share of SATA Stock that we redeem may be less than the price per share of SATA Stock that you may receive upon a sale of your SATA Stock in the open market. In addition, a redemption of less than all of the outstanding SATA Stock may harm the liquidity of the market for the unredeemed SATA Stock following the redemption. Accordingly, if your SATA Stock is not redeemed in a partial redemption, then you may be unable to sell your SATA Stock at the times you desire or at favorable prices, if at all, and the trading price of your SATA Stock may decline.
We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.
Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our bitcoin strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our board of directors, no stockholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding bitcoin. See “Use of Proceeds.” Additionally, we are not a registered money market fund under the Investment Company Act of 1940, as amended, and we do not operate as a registered money market fund. Holders of SATA Stock do not benefit from the protections available to holders of securities of a registered money market fund. Bitcoin does not have a similar risk profile to the assets required to be held by money market funds because, among other things, it is much more volatile and involves no principal protection. Unlike money market funds, we do not price our securities, including the SATA Stock, based on the net asset value of the pool of assets backing the securities. We are also not subject to any regulation requiring that we maintain any particular pricing or stable value, and we are not subject to the fee restrictions or liquidity requirements applicable to registered money market funds.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We intend to use the net proceeds from this offering (i) to finance the Semler Debt Transactions with the purpose of returning to a perpetual-preferred only amplification model, (ii) for the acquisition of bitcoin and bitcoin-related products and (iii) for working capital and general corporate purpose. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially. Our management may not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. This offering is not conditioned on the consummation of all or any portion of the Semler Debt Transactions. The consummation of the Semler Debt Transactions is subject to market conditions and there can be no assurance that they will in fact be consummated in the manner described herein or at all. Failure to consummate the Semler Debt Transactions on the terms described herein or at all, may result in a capital structure different from those presented herein, which may be less favorable to Strive. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the trading price of the SATA Stock to decline.
We may use the net proceeds from this offering to purchase additional bitcoin, the price of which has been, and will likely continue to be, highly volatile.
We may use the net proceeds from this offering to purchase additional bitcoin. Bitcoin is a highly volatile asset that has traded below $74,000 per bitcoin and above $124,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus supplement. In addition, bitcoin does not pay interest or other returns and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.
The accounting method for the SATA Stock may result in lower reported net earnings attributable to common stockholders.
The accounting method for reflecting the provisions of the SATA Stock in our financial statements may adversely affect our reported earnings. We expect that applicable accounting standards will require us to separately account for certain redemption features associated with the SATA Stock as embedded derivatives. Under this treatment, any embedded derivatives will be measured at their fair value and accounted for separately as liabilities that are marked-to-market at the end of each reporting period. For each financial statement period after the issuance of the SATA Stock, a gain or loss will be reported in our statement of operations to the extent the valuation of any of the embedded derivatives changes from the previous period. This accounting treatment may subject our reported net income (loss) to significant non-cash volatility.
Furthermore, we have not reached a final determination regarding the accounting treatment for the SATA Stock, and the description above is preliminary. In addition, accounting standards may change in the future. Accordingly, we may account for the SATA Stock in future periods in a manner that is significantly different than described above.
Because the SATA Stock is held in book-entry form, holders of the SATA Stock must rely on DTC’s procedures to exercise their rights and remedies.
We initially issued the SATA Stock, and the SATA Stock sold in this offering will be initially issued, in the form of “global certificates” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global certificates are shown on, and transfers of global certificates are effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing the SATA Stock. See “Description of Perpetual Preferred Stock—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global certificate, then you will not be considered an owner or holder of the SATA Stock. Instead, DTC or its nominee will be the sole holder of the SATA Stock. Payments of cash dividends and other cash amounts on global certificates will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global certificates and that those participants will credit the payments to indirect DTC participants. Unlike persons who have physical certificates registered in their names, owners of beneficial interests in global certificates will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders of the SATA Stock. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global certificates to vote on any requested actions on a timely basis.

Risks Related to Our Indebtedness
Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under our debt instruments when they come due.
In January 2025, Semler Scientific, a wholly-owned subsidiary of Strive that was acquired by Strive in January 2026, issued $100.0 million aggregate principal amount of the Semler Convertible Notes. In April 2025, Semler Scientific entered into the Master Loan Agreement, under which Semler Scientific borrowed $20.0 million in cash (which is collateralized with a first priority security interest in the Bitcoin that it posted as collateral) in September 2025. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:
•	increasing our vulnerability to adverse economic and industry conditions;
•	limiting our ability to obtain additional financing on acceptable terms or at all;
•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;
•	limiting our flexibility to plan for, or react to, changes in our business;
•	diluting the interests of our existing stockholders as a result of issuing shares of our Class A common stock upon conversion of the Semler Convertible Notes; and
•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.
While we have announced intentions to repay, redeem or otherwise retire the outstanding indebtedness of Semler Scientific, any such transactions may be subject to market conditions and available cash on hand and there is no guarantee that we will be able to do so on terms favorable to us, in the timeframe sought by us, or at all.
Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves to pay amounts due under our indebtedness and our cash needs may increase in the future.
We may not have the ability to raise the funds necessary to settle conversions of the Semler Convertible Notes in cash or to repurchase the Semler Convertible Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Semler Convertible Notes.
Holders of our Semler Convertible Notes will have the right, subject to certain conditions and exceptions, to require us to repurchase all or any portion of their Semler Convertible Notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the Semler Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, upon conversion of the Semler Convertible Notes, unless we elect to deliver solely shares of our Class A common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the Semler Convertible Notes being converted. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Semler Convertible Notes surrendered therefor or pay cash with respect to Semler Convertible Notes being converted. In addition, our ability to repurchase the Semler Convertible Notes or to pay cash upon conversions of the Semler Convertible Notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase the Semler Convertible Notes at a time when the repurchase is required by the Convertible Notes Indenture or to pay any cash payable on future conversions of the Semler Convertible Notes as required by the Convertible Notes Indenture would constitute a default under the Convertible Notes Indenture. A default under the Convertible Notes Indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Semler Convertible Notes or make cash payments upon conversions thereof.
Certain provisions in the Convertible Notes Indenture may delay or prevent an otherwise beneficial takeover attempt of us.
Certain provisions in the Convertible Notes Indenture may make it more difficult or expensive for a third party to acquire us. For example, the Convertible Notes Indenture requires us, subject to certain conditions and exceptions, to repurchase the Semler Convertible Notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its Semler Convertible Notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the Semler Convertible Notes and/or increase the conversion rate, which could make it more costly for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.
The conditional conversion feature of the Semler Convertible Notes, if triggered, may adversely affect our financial condition and operating results.
In the event the conditional conversion feature of the Semler Convertible Notes is triggered, holders of Semler Convertible Notes will be entitled to convert their Semler Convertible Notes at any time during specified periods at their option. If one or more holders elect to convert their Semler Convertible Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our Class A common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Semler Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Semler Convertible Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.
Conversion of the Semler Convertible Notes may dilute the ownership interest of our stockholders or may otherwise depress the price of our Class A common stock.
The conversion of some or all of the Semler Convertible Notes may dilute the ownership interests of our stockholders. Upon conversion of the Semler Convertible Notes, we have the option to pay or deliver, as the case may be, cash, shares of our Class A common stock, or a combination of cash and shares of our Class A common stock. If we elect to settle our conversion obligation in shares of our Class A common stock or a combination of cash and shares of our Class A common stock, any sales in the public market of our Class A common stock issuable upon such conversion could adversely affect prevailing market prices of our Class A common stock. In addition, the existence of the Semler Convertible Notes may encourage short selling by market participants because the conversion of the Semler Convertible Notes could be used to satisfy short positions, or anticipated conversion of the Semler Convertible Notes into shares of our Class A common stock could depress the price of our Class A common stock.
The capped call transactions may affect the value of the Semler Convertible Notes and our Class A common stock.
In connection with the pricing of the Semler Convertible Notes, Semler Scientific entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Class A common stock that initially underlie the Semler Convertible Notes. The capped call transactions are expected to offset the potential dilution as a result of any conversion of Semler Convertible Notes. We expect that the option counterparties and/or their respective affiliates may modify or unwind their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling our Class A common stock or other securities of ours in secondary market transactions from time to time prior to the maturity of the Semler Convertible Notes (and are likely to do so on each exercise date of the capped call transactions, which are scheduled to occur during the observation period relating to any conversion of the Semler Convertible Notes on or after May 1, 2030 that is not in connection with a redemption, or following our election to terminate any portion of the capped call transactions in connection with any repurchase, redemption, exchange or early conversion of the Semler Convertible Notes). This activity could cause or avoid an increase or a decrease in the market price of our Class A common stock or the Semler Convertible Notes.
We are subject to counterparty risk with respect to the capped call transactions.
The option counterparties are financial institutions, and we are subject to the risk that one or more of the option counterparties may default or otherwise fail to perform, or may exercise certain rights to terminate, their obligations under the capped call transactions. Our exposure to the credit risk of the option counterparties is not secured by any collateral.
Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at the time under such transaction. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our Class A common stock. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our Class A common stock. We can provide no assurances as to the financial stability or viability of the option counterparties.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $    , after deducting the underwriting discount and commissions and our estimated offering expenses.
We intend to use the net proceeds from this offering, together with cash on hand and potentially cash from terminating the Issuer’s existing capped call transactions relating to the outstanding Semler Convertible Notes (i) to finance the Semler Debt Transactions with the purpose of returning to a perpetual-preferred only amplification model, (ii) for the acquisition of bitcoin and bitcoin-related products and (iii) for working capital and general corporate purposes. Our Semler Convertible Notes bear interest at 4.250% per annum and mature on August 1, 2030. As of January 16, 2026, we had $100 million aggregate principal amount of our Semler Convertible Notes outstanding. The Semler Coinbase Loan, which was entered into by Semler Scientific pursuant to its Master Loan Agreement with Coinbase Credit Inc., as lender, and Coinbase Inc., accrues interest at an interest rate of 10%. The Semler Coinbase Loan is collateralized by Semler Scientific’s bitcoin, the initial margin percentage is 156.25%, and matures on March 26, 2026. In the event Semler Scientific elects to pay the Semler Coinbase Loan prior to maturity, Semler Scientific has agreed to pay an early termination fee equal to the full amount of all remaining interest through the term of the Semler Coinbase Loan.
Nothing in this prospectus supplement should be construed as a notice of redemption with respect to the Semler Convertible Notes. This offering is not conditioned on the consummation of the Semler Debt Transactions. The consummation of the Semler Debt Transactions is subject to market conditions and there can be no assurance that they will in fact be consummated in the manner described herein or at all. Failure to consummate the Semler Debt Transactions on the terms described herein or at all, may result in a capital structure different from those presented herein, which may be less favorable to Strive.
Bitcoin is a highly volatile asset that has traded below approximately $74,000 per bitcoin and above approximately $124,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus supplement. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin.
We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our SATA Stock offered by this prospectus supplement and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.

CAPITALIZATION
The following table presents our cash and cash equivalents and our capitalization as of September 30, 2025:
(1)	on an actual basis;
(2)
on an as adjusted basis to give effect to (i) the completion of the initial public offering of SATA Stock on November 10, 2025 and receipt of the net proceeds therefrom, after deducting the underwriting discount and commissions and our estimated offering expenses, and use of such net proceeds (assuming for illustrative purposes that all net proceeds were used to purchase bitcoin); (ii) the issuance and sale of an aggregate of 15,519 shares of SATA Stock for aggregate net proceeds of approximately $1.5 million under our at-the-market offering program for our SATA Stock between October 1, 2025 and January 15, 2026; and (iii) the issuance and sale of an aggregate of 43,293,871 shares of Class A Common Stock for aggregate net proceeds of approximately $48.2 million under our at-the-market offering program for our Class A Common Stock between October 1, 2025 and January 15, 2026, but without giving effect to the pre-funded warrants and traditional warrants that have been exercised between October 1, 2025 and January 15, 2026;

(3)
on an as further adjusted basis to give further effect to the closing of the Semler Scientific Merger, including the 321,814,337 shares of Class A Common Stock that we issued to the stockholders of Semler Scientific in satisfaction of the purchase price consideration in connection with the Semler Scientific Merger; and

(4)
on an as further adjusted basis to give further effect to (i) the issuance and sale of the SATA Stock in this offering and receipt of the net proceeds therefrom, after deducting the underwriting discount and commissions and our estimated offering expenses, and use of such net proceeds as described under “Use of Proceeds” (assuming for illustrative purposes that all net proceeds are used to purchase bitcoin) and (ii) the concurrent exchange of $    million aggregate principal amount of the Semler Convertible Notes for     newly issued shares of SATA Stock.

You should read this table together with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

(in thousands, except for share data)	Actual	As Adjusted	As Further Adjusted	As Further Adjusted
Cash and cash equivalents and investments:
Cash and cash equivalents	$109,069	$109,069	$119,245	$119,245
Restricted cash	—	—	135	135
Digital assets(1)	672,913	871,953	1,445,725
Total cash and cash equivalents and digital assets	$781,982	$981,022	$1,565,105	$
4.250% Convertible Senior Notes due 2030(2)	$—	$—	$100,000	$
Other debt	$—	$—	$20,000	$
Total debt	$—	$—	$120,000	$
Preferred stock, $0.001 par value; 21,000,000,000 shares authorized, no shares designated, no shares outstanding, actual; 21,000,000,000 shares authorized as adjusted and as further adjusted; 2,015,519 and shares of 12.00% Variable Rate Series A Perpetual Preferred Stock designated, issued and outstanding as adjusted and as further adjusted(3)	—	150,840	150,840
Stockholders’ equity:
Class A common stock, $0.001 par value; authorized 444,000,000,000 shares, 492,111,468 and 813,925,805 shares issued and outstanding, as adjusted and as further adjusted, respectively	449	492	814	814

(in thousands, except for share data)	Actual	As Adjusted	As Further Adjusted	As Further Adjusted
Class B common stock, $0.001 par value; authorized 21,000,000,000 shares, 218,035,473 shares issued and outstanding, as adjusted and as further adjusted	218	218	218	218
Additional paid-in-capital(2)	1,047,185	1,095,342	1,799,103	1,799,103
Retained earnings (accumulated deficit)	(268,423)	(268,423)	(268,423)	(268,423)
Total stockholders’ equity	$779,429	$827,629	$1,531,712	$1,531,712
Total capitalization	$779,429	$978,469	$1,802,552	$

(1)
As adjusted amount represents the carrying value of 5,886 bitcoin acquired for approximately $683.0 million as of September 30, 2025. As further adjusted amount reflects the carrying value as of September 30, 2025 of the 5,048.1 bitcoin acquired as part of the acquisition of Semler Scientific, Inc., including those bitcoin held by a third-party as collateral for an outstanding loan. As further adjusted amount also reflects an assumed cost basis of bitcoin acquired with the net proceeds from this offering (assuming for illustrative purposes that all such net proceeds are used to purchase bitcoin). The actual cost basis of any bitcoin we acquire with the net proceeds from this offering may vary, and such variance may be material.

(2)
On January 28, 2025, Semler Scientific, a wholly-owned subsidiary of Strive that was acquired by Strive on January 16, 2026, issued $100.0 million aggregate principal amount of the Semler Convertible Notes.

(3)
The SATA Stock is presented in the as further adjusted column, of the table above as an increase to the preferred stock line item in an amount equal to the expected net proceeds from this offering of the SATA Stock. Concurrent with the IPO Closing, we established our Initial Dividend Reserve (which assumed dividend payments at a rate of 12.00% per annum) and deposited $12.00 per share of SATA Stock into the Dividend Payment Account funded by us with existing cash on hand. Concurrent with the closing of this offering, we intend to increase the dividend reserve in the Dividend Payment Account in an amount equal to the first 12 months of dividend payments (assuming dividend payments are made at a rate of 12.25% per annum) calculated as of the date of the closing of this offering and will deposit $12.25 per share of SATA Stock sold in this offering into the Dividend Payment Account.

DESCRIPTION OF PERPETUAL PREFERRED STOCK
The following is a summary of certain provisions of our Variable Rate Series A Perpetual Preferred Stock (the “SATA Stock”). It is only a summary and is not complete. The terms of our SATA Stock are set forth in a certificate of designation (as amended, the “certificate of designation”) and our amended and restated articles of incorporation (the “articles of incorporation”). We qualify this summary by referring you to the certificate of designation and our articles of incorporation, because they, and not this summary, define your rights as a holder of the SATA Stock. We will provide you, upon written request, with a copy of the certificate of designation, which includes the form of the certificate that will represent the SATA Stock, and our articles of incorporation, as provided under the caption “Where You Can Find Additional Information; Incorporation by Reference.”
Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the certificate of designation.
References to “we,” “us” and “our” in this section refer to Strive, Inc. only and not to any of its subsidiaries. This “Description of Perpetual Preferred Stock” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Capital Stock.”
General
Our articles of incorporation authorize us to issue up to 21,000,000,000 shares of preferred stock, $0.001 par value per share, in one or more series, and authorize our board of directors to designate the preferences, rights and other terms of each series. We will issue     shares of SATA Stock in this offering.
Without the consent of any holder, we may, by resolution of our board of directors and the filing of an amendment to the certificate of designation, increase the total number of authorized shares of SATA Stock, except that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of our preferred stock. In addition, without the consent of any holder of SATA Stock, we may issue additional SATA Stock with the same terms as the SATA Stock we are offering (except for certain differences, such as the date as of which regular dividends begin to accumulate on, the first regular dividend payment date for, and transfer restrictions applicable to, such additional SATA Stock). Furthermore, without the consent of any holder, we may resell any SATA Stock that we or any of our “subsidiaries” (as defined below under the caption “—Definitions”) has purchased or otherwise acquired. However, such additional or resold SATA Stock must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for purposes of federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”), with other SATA Stock that is then outstanding. In addition, without the consent of any holder, we may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, “dividend parity stock,” or “liquidation parity stock” (as those terms are defined below under the caption “—Definitions”)), provided that such class or series of stock is not “dividend senior stock” or “liquidation senior stock” (as those terms are defined below under the caption “—Definitions”).
Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase SATA Stock in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives.
Transfer Agent, Registrar and Paying Agent
VStock Transfer, LLC is the initial transfer agent, registrar and paying agent for the SATA Stock. However, without prior notice to the holders of SATA Stock, we may change the transfer agent, registrar and paying agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar and paying agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the depositary procedures).
Registered Holders
Absent manifest error, a person in whose name any share of SATA Stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of SATA Stock held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under our articles of incorporation and certificate of designation as holders of the SATA Stock. In this section, we refer to the registered holders of the SATA Stock as “holders” of the SATA Stock or “preferred stockholders.”

The SATA Stock will be initially issued in global form, represented by one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the SATA Stock. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable holder of SATA Stock. See “Description of Perpetual Preferred Stock—Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that will be applicable to SATA Stock represented by global certificates.
Transfers and Exchanges
A holder of SATA Stock may transfer or exchange its SATA Stock at the office of the registrar in accordance with the certificate of designation. We, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the certificate of designation, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of SATA Stock that is subject to redemption or required repurchase.
Listing
The SATA Stock is listed on The Nasdaq Global Market under the symbol “SATA.”
Payments on the SATA Stock
We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any SATA Stock represented by a global certificate by wire transfer of immediately available funds. We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any SATA Stock represented by a physical certificate as follows:
•
if the aggregate “stated amount” (as defined below under the caption “—Definitions”) of the SATA Stock represented by such physical certificate is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such SATA Stock entitled to such cash regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the register for the SATA Stock.
To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any declared cash regular dividend due on a regular dividend payment date for the SATA Stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on any SATA Stock is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
Ranking
The SATA Stock ranks as follows:
•
senior to (i) “dividend junior stock” (as defined below under the caption “—Definitions,” and which includes our Class A Common Stock and our Class B Common Stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “—Definitions,” and which includes our Class A Common Stock, Class B Common Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•
equally with (i) dividend parity stock with respect to the payment of dividends; and (ii) liquidation parity stock with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to our existing and future indebtedness; and
•	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.
The terms of the SATA Stock do not restrict us from issuing dividend parity stock or liquidation parity stock. However, we cannot issue dividend senior stock or liquidation senior stock without the consent of holders of at least a majority of the combined outstanding voting power of the SATA Stock and any voting parity stockholders.
As of September 30, 2025, we had no consolidated indebtedness outstanding. Additionally, as of September 30, 2025, there were no shares of dividend parity stock or liquidation parity stock outstanding. Our indebtedness ranks senior to the SATA Stock.
Regular Dividends
Generally
The SATA Stock accumulates cumulative dividends, which we refer to as “regular dividends,” at the rate per annum referred to below on the stated amount thereof (and, to the extent described in the second immediately following paragraph, on unpaid regular dividends thereon), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described below, such regular dividends will be payable when, as and if declared by our “board of directors” (as defined below under the caption “—Definitions”) or any duly authorized committee thereof, out of funds legally available for their payment, monthly in arrears on each “regular dividend payment date” (as defined below under the caption “—Definitions”) to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “—Definitions”) immediately preceding the applicable regular dividend payment date.
The rate per annum at which regular dividends accumulate on the SATA Stock for any “regular dividend period” (as defined below under the caption “—Definitions”) is the “monthly regular dividend rate per annum” (as defined below under the caption “—Definitions”) for such regular dividend period. Subject to limited exceptions for the first regular dividend payment on any SATA Stock issued in an “at-the-market” or similar offering after the completion of this offering, regular dividends on the SATA Stock will accumulate from, and including, the calendar day after the last date to which regular dividends have been paid (or, if no regular dividends have been paid, from, and including, the calendar day after November 10, 2025) to, and including, the next regular dividend payment date.
If any accumulated regular dividend (or any portion thereof) on the SATA Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded monthly at the monthly “compounded dividend rate” per annum applicable to the relevant regular dividend period from, and including, the calendar day after such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. The compounded dividend rate applicable to any unpaid regular dividend that was due on a “regular dividend payment date” (as defined in this prospectus supplement) (or, if such regular dividend payment date is not a business day, the next business day) will initially be a rate per annum equal to the “regular dividend rate” (as defined in this prospectus supplement) plus 25 basis points; provided, however, that until such regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 25 basis points per month for each subsequent regular dividend period, up to a maximum rate of 20% per annum. Each reference in this prospectus supplement to “accumulated” or “unpaid” regular dividends will include any compounded dividends that accumulate thereon pursuant to the provision described in this paragraph. Each payment of declared regular dividends on the SATA Stock will be applied to the earliest regular dividend period for which regular dividends have not yet been paid.
Accumulated regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. For purposes of illustration, the amount of regular dividends that would accumulate on a stated amount of $100 in respect of any full regular dividend period that begins on, and includes, the first calendar day of a calendar month and ends on, and includes, the last calendar day of such calendar month will be product of $100 and one-twelfth of the monthly regular dividend rate per annum that applies to such regular dividend period.
If we fail to declare a regular dividend on or prior to a given regular record date, such failure shall constitute the issuance of a notice of deferral. Upon issuance of such notice, we shall use our commercially reasonable efforts over the following 60-day period to sell Class A Common Stock and/or other securities to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined below under the caption “—Definitions”). Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the preferred stockholders of record as of the close of business on the “deferred regular record date” (as defined below under the caption “—Definitions”) immediately preceding such deferred regular dividend payment date. If we fail to pay in full such regular dividend, plus compounded dividends thereon, in cash by the applicable deferred regular dividend payment date, such failure shall constitute a failure to declare and pay regular dividends for purposes of determining whether a “regular dividend non-payment event” (as defined below under the caption “—Definitions”) has occurred with respect to the right to appoint directors as described below under the caption “Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.” However, if we pay such regular dividend, plus compounded dividends thereon, by such deferred regular dividend payment date in the manner described above, then the related delay in payment shall be deemed not to constitute a failure to declare or pay regular dividends for purposes of the definition of a “regular dividend non-payment event.”
The certificate of designation does not require us to declare regular dividends on the SATA Stock, even if funds are legally available for their payment. Accordingly, we may choose not to declare regular dividends on the SATA Stock. See “Risk Factors—Risks Related to this Offering and Our SATA Stock—We may not have sufficient funds to pay dividends in cash on the SATA Stock, or we may choose not to pay dividends on the SATA Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”
See “Risk Factors—Risks Related to this Offering and Our SATA Stock—Our right to unilaterally reduce the regular dividend rate could cause the SATA Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the SATA Stock to decrease, and could otherwise significantly harm investors.”
Method of Payment
Each declared regular dividend on the SATA Stock will be paid in cash.
Treatment of Dividends Upon Repurchase Upon Fundamental Change or Redemption
If the “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase SATA Stock”), or redemption date of any share of SATA Stock to be repurchased or redeemed is after a regular record date for a declared regular dividend on the SATA Stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase or redemption, as applicable, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share.
Except as described in the preceding paragraph, regular dividends on any share of SATA Stock will cease to accumulate after the fundamental change repurchase date or redemption date, as applicable, for such share.
Limitations on Our Ability to Pay Dividends
We may not have sufficient cash to pay regular dividends on the SATA Stock in cash. In addition, applicable law (including the Nevada Revised Statutes), regulatory authorities, and the agreements governing our indebtedness, may restrict our ability to pay dividends on the SATA Stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay regular dividends to the extent paid in cash on the SATA Stock. See “Risk Factors—Risks Related to this Offering and Our SATA Stock—We may not have sufficient funds to pay dividends in cash on the SATA Stock, or we may choose not to pay dividends on the SATA Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”
Priority of Dividends; Limitation on Junior Payments; No Participation Rights
Except as described below under “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” the certificate of designation does not prohibit or restrict us or our board of directors from declaring or paying any dividend or other distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock, and, unless such dividend or other distribution is declared on the SATA Stock, the SATA Stock will not be entitled to participate in such dividend or other distribution.

For purposes of the descriptions below under the captions “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” a regular dividend on the SATA Stock will be deemed to have been paid if such regular dividend is declared and consideration in kind and amount that is sufficient, in accordance with the certificate of designation, to pay such regular dividend is set aside for the benefit of the holders of SATA Stock entitled thereto.
Limitation on Dividends on Parity Stock
If less than all accumulated and unpaid regular dividends on the outstanding SATA Stock have been declared and paid as of any regular dividend payment date, then, until and unless all accumulated and unpaid regular dividends on the outstanding SATA Stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the SATA Stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of regular dividends so declared per share of SATA Stock to (y) the dollar amount of the total accumulated and unpaid regular dividends per share of SATA Stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).
Limitation on Certain Payments
As long as any SATA Stock is outstanding, then no dividends or other distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “—Definitions”), and neither we nor any of our subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock or dividend parity stock, in each case unless all accumulated regular dividends, if any, on the SATA Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:
•	dividends and other distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;
•	the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of other junior stock;
•
purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “—Definitions”);

•
purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;

•
purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;

•
(x) dividends and other distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

•
purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding regular dividend payment date and such purchases, if effected immediately before such regular dividend payment date, would not have been prohibited by the provision described in the first sentence under this “—Limitation on Certain Payments” section;

•
the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such transactions are on customary terms and were entered into either (x) before November 10, 2025 or (y) in compliance with the provision described in the first sentence under this “—Limitation on Certain Payments” section;

•
the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of our acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);

•
the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and

•	the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.
For the avoidance of doubt, the provisions described in this “—Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.
Any dividend senior stock that we may issue in the future in accordance with the provision described in clause (3) under the caption “—Voting Rights—Voting and Consent Rights with Respect to Specified Matters” below could contain provisions similar to the one described in this “—Limitation on Certain Payments” section. which could prohibit us from paying accumulated dividends on the SATA Stock or purchasing, redeeming or acquiring the SATA Stock until and unless we first pay accumulated dividends in full on such dividend senior stock.
Tax Considerations
A holder or beneficial owner of the SATA Stock may, in some circumstances, be deemed to have received a distribution that is subject to U.S. federal income tax with respect to any increase in the liquidation preference, any discount at issuance or any call premium above issue price. Applicable withholding taxes (including backup withholding) may be withheld from dividends. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a preferred stockholder, then those withholding taxes may be withheld from or set off against payments of cash in respect of the SATA Stock or sales proceeds received by, or other funds or assets of, that preferred stockholder. We or any other withholding agent may also require alternative arrangements to collect any withholding tax to ensure that we or such withholding agent is not out-of-pocket for any potential withholding tax liability.
Rights Upon Our Liquidation, Dissolution or Winding Up
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors, each share of SATA Stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:
•	the “liquidation preference” (as defined below under the caption “—Definitions”) per share of SATA Stock as of the business day immediately before the date of such payment; plus
•	all accumulated and unpaid regular dividends (plus compounded dividends thereon), if any, on such share to, and including, the date of such payment.

Upon payment of such amount in full on the outstanding SATA Stock, holders of the SATA Stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of SATA Stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of SATA Stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.
For purposes of the provisions described above in this “—Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up, even if, in connection therewith, the SATA Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
The certificate of designation for our SATA Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the SATA Stock, even though it is substantially in excess of the par value thereof. As such, we may have no assets or funds available for payment on the SATA Stock upon our liquidation, dissolution or winding up. See “Risk Factors—Risks Related to this Offering and Our SATA Stock—Although the SATA Stock is senior to our Class A Common Stock and Class B Common Stock, it is junior to our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.”
Voting Rights
The SATA Stock has no voting rights except as described below or as provided in our articles of incorporation or required by the Nevada Revised Statutes.
Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events
Generally
If a “regular dividend non-payment event” (as defined below under the caption “—Definitions”) occurs, then if required under our articles of incorporation or bylaws in order to increase the size of the board, we will obtain board and/or stockholder approval to amend our articles of incorporation to increase the authorized number of our directors by one (or, to the fullest extent permitted under the NRS and our Amended and Restated Articles of Incorporation, we will cause the office of one director to be vacated), and the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director to fill such vacant directorship at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose) and at each following annual meeting of our stockholders until such regular dividend non-payment event has been cured, at which time such right will terminate with respect to the SATA Stock until and unless a subsequent regular dividend non-payment event occurs. However, as a condition to the election of any such director, whom we refer to as a “preferred stock director,” such election must not cause us to violate any rule of any securities exchange or other trading facility on which any of our securities are then listed or qualified for trading requiring that a majority of our directors be independent. We refer to this condition as the “director qualification requirement.” In addition, notwithstanding anything to the contrary, our board of directors will at no time include more than two preferred stock directors, regardless of how many classes of voting parity stock (which term, solely for purposes of this sentence, includes the SATA Stock) have rights that are then exercisable to elect any number of preferred stock directors. Upon the termination of such right with respect to the SATA Stock and all other outstanding voting parity stock, if any, the term of office of any person then serving as a preferred stock director will immediately and automatically terminate (and, if the authorized number of our directors was increased by one or two, as applicable, in connection with such regular dividend non-payment event(s), then the authorized number of our directors will automatically decrease by one or two, as applicable).
A preferred stock director will hold office until our next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as described above. However, if:
•	a class or series of voting parity stock with similar voting rights regarding the election of directors upon a failure to pay dividends is outstanding;

•	such voting rights become exercisable at a time when a preferred stock director holds office with respect to the SATA Stock; and
•	a special meeting of our stockholders is called for the purpose of electing a director pursuant to such voting rights, then (x) holders of the SATA Stock will be entitled to vote, as a single class with the holders of such class or series of voting parity stock, at such special meeting in respect of such election of such new director(s); and (y) the office of any such preferred stock director of the SATA Stock will terminate upon the election, at such special meeting, of the new director(s).
For the avoidance of doubt, the compensation, if any, payable to any preferred stock director will be at our sole and absolute discretion, subject to any applicable provisions of the Nevada Revised Statutes.
Removal and Vacancies of a Preferred Stock Director
At any time, a preferred stock director may be removed with cause by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least two-thirds of the combined voting power of the SATA Stock and such voting parity stock.
During the continuance of a regular dividend non-payment event, a vacancy in the office of a preferred stock director (other than a vacancy before the initial election of the preferred stock director in connection with such regular dividend non-payment event) may be filled, subject to the director qualification requirement, by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the SATA Stock and such voting parity stock.
The Right to Call a Special Meeting to Elect a Preferred Stock Director
During the continuance of a regular dividend non-payment event, the preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least 25% of the combined voting power of the SATA Stock and such voting parity stock will have the right to call a special meeting of stockholders for the election of a preferred stock director (including an election to fill any vacancy in the office of a preferred stock director). Such right may be exercised by written notice, executed by such preferred stockholders and holders, as applicable, delivered to us at our principal executive offices (except that, in the case of any global certificate representing the SATA Stock or such voting parity stock, such notice must instead comply with the applicable depositary procedures). However, if our next annual or special meeting of stockholders is scheduled to occur within 90 days after such right is exercised, and we are otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.
Voting and Consent Rights with Respect to Specified Matters
Subject to the other provisions described below, while any SATA Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the SATA Stock and such voting parity stock, if any:
(1)
any amendment, modification or repeal of any provision of our articles of incorporation or the certificate of designation that materially adversely affects the special rights, preferences or voting powers of the SATA Stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “—Certain Amendments Permitted Without Consent”); and

(2)	our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the SATA Stock, in each case unless:
(a)
the SATA Stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(b)
the SATA Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our board of directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the SATA Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(c)
the issuer of the SATA Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not us, will succeed to us under the certificate of designation and the SATA Stock.

(3)	the creation or issuance, or increase in the authorized or issued number, of any dividend senior stock or liquidation senior stock.
However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to paragraph (1) above. In addition, each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the SATA Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to any of the preceding clauses (1), (2) or (3):
•	any increase in the number of the authorized but unissued shares of our undesignated preferred stock;
•	any increase in the number of authorized or issued shares of SATA Stock; and
•
the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend junior stock, liquidation junior stock, dividend parity stock or liquidation parity stock), provided that such class or series of stock is not dividend senior stock or liquidation senior stock.

If any event described in paragraphs (1), (2) or (3) above would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the SATA Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that materially adversely affects the special rights, preferences or voting powers of the SATA Stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least a majority of the SATA Stock then outstanding.
Certain Amendments Permitted Without Consent
Notwithstanding anything to the contrary described in paragraph (1) above under the caption “—Voting and Consent Rights with Respect to Specified Matters,” we may amend, modify or repeal any of the terms of the SATA Stock without the vote or consent of any preferred stockholder to:
•
cure any ambiguity or correct any omission, defect, inaccuracy, error or inconsistency in the certificate of designation or the certificates representing the SATA Stock, including the filing of a certificate of amendment to certificate of designation or a certificate of correction pursuant to NRS 78.0295 or an amendment to the certificate of designation pursuant to NRS 78.1955, in connection therewith;

•
conform the provisions of the certificate of designation or the certificates representing the SATA Stock to the “Description of Perpetual Preferred Stock” section of the preliminary prospectus supplement dated November 3, 2025, as supplemented by the related pricing term sheet dated November 5, 2025;

•	provide for or confirm the issuance of additional SATA Stock pursuant to the certificate of designation;

•
provide for any transfer restrictions that apply to any shares of SATA Stock (other than the shares of SATA Stock issued in this offering and any shares of SATA Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

•
make any other change to our articles of incorporation, the certificate of designation or the certificates representing the SATA Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change), as such, in any material respect (as determined by our board of directors in good faith).

For the avoidance of doubt, a temporary or permanent increase in the redemption price per share of SATA Stock to be redeemed, or a temporary or permanent elimination of our right to redeem any SATA Stock, pursuant to an optional redemption, a clean-up redemption or a tax redemption will be deemed not to adversely affect the rights of any preferred stockholder as such.
Procedures for Voting and Consents
If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our board of directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by preferred stockholders (and, if applicable, holders of voting parity stock), of preferred stock directors for election. Without limiting the foregoing, the persons calling any special meeting of stockholders pursuant to the provisions described above under “—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events—The Right to Call a Special Meeting to Elect a Preferred Stock Director” will, at their election, be entitled to specify one or more preferred stock director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any preferred stock director (including an election to fill any vacancy in the office of any preferred stock director).
Each share of SATA Stock will be entitled to one vote on each matter on which the holders of the SATA Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the SATA Stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the SATA Stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the SATA Stock or such class or series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).
At any meeting in which the SATA Stock (and, if applicable, any class or series of voting parity stock) is entitled to elect any preferred stock director (including to fill any vacancy in the office of any preferred stock director), the presence, in person or by proxy (regardless of whether the proxy has the authority to vote on any matter), of holders of SATA Stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the SATA Stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the SATA Stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect a preferred stock director.
A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “—Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at an annual meeting or a special meeting of stockholders.

Redemption at Our Option
The SATA Stock is not redeemable at our option except pursuant to an optional redemption, a clean-up redemption or a tax redemption, as described below.
Optional Redemption
Subject to the terms of the certificate of designation, we have the right, at our election, to redeem all, or any whole number of, shares of the issued and outstanding SATA Stock, at any time, and from time to time, on any redemption date. We refer to a redemption pursuant to the provision described above as an “optional redemption.” However, we may not redeem less than all of the outstanding shares of SATA Stock unless at least $50.0 million aggregate stated amount of SATA Stock is outstanding and not called for redemption as of the time we provide the related redemption notice.
If less than all SATA Stock then outstanding are called for optional redemption, then the SATA Stock to be redeemed will be selected by us as follows: (i) in the case of SATA Stock represented by any global certificate(s), in accordance with the depositary procedures; and (ii) in the case of SATA Stock represented by any physical certificate(s), pro rata, by lot or by such other method we consider fair and appropriate.
Clean-Up Redemption
Subject to the terms of the certificate of designation, we have the right, at our election, to redeem all, but not less than all, of the outstanding SATA Stock, at any time for cash if the total number of shares of SATA Stock then outstanding is less than 25% of the total number of shares of SATA Stock that have been issued in all offerings we have made of SATA Stock as of such date taken together. We refer to a redemption pursuant to the provision described above as a “clean-up redemption.”
Tax Redemption
Subject to the terms of the certificate of designation, we have the right, at our election, to redeem all, and not less than all, of the SATA Stock, at any time, for cash if a “tax event” (as defined below under the caption “—Definitions”) occurs. We refer to a redemption pursuant to this provision described in this paragraph as a “tax redemption.”
Redemption Date
The redemption date will be a business day of our choosing that is no more than 60 calendar days, nor less than three business days, after the date we provide the related redemption notice, as described below.
Redemption Price
The redemption price for a share of SATA Stock called for either optional redemption, clean-up redemption or tax redemption will be an amount equal to (i) either (1) in the case of an optional redemption, $110.00 (or such higher amount as may be chosen in our sole discretion, it being understood that such higher amount (or the formula to determine such higher amount) will be announced by prior public notice and/or set forth in the applicable relevant notice of redemption); or (2) in the case of a clean-up redemption or tax redemption, the liquidation preference of such share as of the business day before the date we provide the related redemption notice, as described below, plus, in each case, (ii) accumulated and unpaid regular dividends (plus, if applicable, compounded dividends thereon) on such share to, and including, the redemption date. However, if the redemption date is after a regular record date for a declared regular dividend on the SATA Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, and including, such redemption date over (y) the amount of such declared regular dividend on such share.
Redemption Notice
We will provide to the preferred stockholders notice of the redemption containing certain information set forth in the certificate of designation, including the redemption price and the redemption date.

Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase SATA Stock
Generally
If a fundamental change occurs, then, each preferred stockholder will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of its shares of SATA Stock for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we provide the related fundamental change notice, as described below. We refer to a repurchase of any SATA Stock pursuant to the provisions described in this section as a “repurchase upon fundamental change.” Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to require us to repurchase a number of shares of SATA Stock that is not a whole number.
The repurchase price (the “fundamental change repurchase price”) for a share of SATA Stock tendered for repurchase will be an amount equal to (i) the stated amount of such share, plus (ii) accumulated and unpaid regular dividends on such share to, and including, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date for a declared regular dividend on the SATA Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, and including, such fundamental change repurchase date over (y) the amount of such declared regular dividend on such share.
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will provide to each preferred stockholder notice of such fundamental change containing certain information set forth in the certificate of designation, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures preferred stockholders must follow to tender their SATA Stock for repurchase.
Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to any SATA Stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).
The fundamental change repurchase notice must contain certain information set forth in the certificate of designation, including the certificate number of any physical certificate representing any SATA Stock to be repurchased, or must otherwise comply with the depositary procedures in the case of a global certificate.
A holder of SATA Stock that has delivered a fundamental change repurchase notice with respect to any SATA Stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the certificate of designation, including the certificate number of any physical certificate representing any SATA Stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global certificate.
SATA Stock to be repurchased must be delivered to the paying agent (in the case of SATA Stock represented by any physical certificate) or the depositary procedures must be complied with (in the case of SATA Stock represented by any global certificate) for the holder of such SATA Stock to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws
We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase SATA Stock pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a breach of those obligations.

Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions
Notwithstanding anything to the contrary, (i) we will not be obligated to pay the fundamental change repurchase price of any shares of SATA Stock to the extent, and only to the extent, we do not have sufficient funds legally available to pay the same; and (ii) if we do not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of SATA Stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) we will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each preferred stockholder based on the total number of shares of SATA Stock of such preferred stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) we will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will remain outstanding. We will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless we have sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of SATA Stock then outstanding.
Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase SATA Stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered SATA Stock in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any SATA Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such SATA Stock.
No Preemptive Rights
Without limiting the rights of preferred stockholders described above, the SATA Stock does not have any preemptive rights to subscribe for or purchase any of our securities.
Calculations
Responsibility; Schedule of Calculations
Except as otherwise provided in the certificate of designation, we will be responsible for making all calculations called for under the certificate of designation or the SATA Stock, including determinations of the monthly regular dividend rate per annum, monthly SOFR per annum, last reported sale prices, liquidation preference, fundamental change repurchase price, redemption price and accumulated regular dividends and compounded dividends on the SATA Stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all preferred stockholders. We will provide a schedule of these calculations to any preferred stockholder or any beneficial owner of any SATA Stock upon written request.
Calculations Aggregated for Each Preferred Stockholder
The composition of the consideration due upon the payment of the fundamental change repurchase price or redemption price for, and the payment on a regular dividend payment date of regular dividends on, the SATA Stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of SATA Stock of such preferred stockholder to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such preferred stockholder as of the close of business on the related regular record date (in the case of payment of such regular dividends), as applicable. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.
Notices
We will provide all notices or communications to preferred stockholders pursuant to the certificate of designation in writing by electronic mail, first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the SATA Stock. However, in the case of SATA Stock represented by one or more global certificates, we are permitted to provide notices or communications to preferred stockholders pursuant to the depositary procedures, and notices and communications that we provide in this manner will be deemed to have been properly sent to such preferred stockholders in writing. In addition, notices of an adjusted monthly regular dividend rate per annum may be sent in the manner set forth in the definition of such term.
Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on November 10, 2025. “Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.
“Class A common stock” means our class A common stock, $0.001 par value per share. “Class B common stock” means our class B common stock, $0.001 par value per share. “Close of business” means 5:00 p.m., New York City time.
“Compounded dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”
“Compounded dividend rate” has the meaning set forth under the caption “—Regular Dividends—Generally.”
“Deferred regular dividend payment date” shall mean the date that is one trading day after the 60th calendar day after a regular dividend payment date with respect to which the full amount of regular dividends has not been paid (or, if such trading day is not a business day the next business day).
“Deferred regular record date” means the 15th calendar day preceding the relevant deferred regular dividend payment date (whether or not a business day).
“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of SATA Stock.
“Depositary procedures” means, with respect to any transfer, exchange or other transaction involving a global certificate representing any SATA Stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.
“Director qualification requirement” has the meaning set forth under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events — Generally.”
“Dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the SATA Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our Class A Common Stock and our Class B Common Stock. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.
“Dividend parity stock” means any class or series of our stock (other than the SATA Stock) whose terms expressly provide that such class or series will rank equally with the SATA Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.
“Dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the SATA Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Fundamental change” means any of the following events:
(i)
either (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); (y) any employee benefit plans of ours or our wholly owned subsidiaries; or (z) any “permitted party” (as defined below)), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our common equity; or (b) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of ours or our wholly owned subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our class A common stock representing more than 50% of the voting power of all of our class A common stock, provided that, solely for purposes of this clause (b), none of the following will constitute beneficial ownership of our class A common stock: (x) beneficial ownership of our class B common stock; and (y) beneficial ownership by any permitted party of any of our class A common stock issued upon conversion of our class B common stock; or

(ii)
the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our class A common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii).

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso), and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Junior stock” means any dividend junior stock or liquidation junior stock.
“Last reported sale price” per share of SATA Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of SATA Stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the SATA Stock is then listed. If the SATA Stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of SATA Stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the SATA Stock is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of SATA Stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters (or, if no such last bid price or last ask price is available, the fair value of one share of SATA Stock on such trading day determined by a nationally recognized independent investment banking firm we select, which may be any of the underwriters).
“Liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the SATA Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our Class A Common Stock and our Class B Common Stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.

“Liquidation parity stock” means any class or series of our stock (other than the SATA Stock) whose terms expressly provide that such class or series will rank equally with the SATA Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.
“Liquidation preference” initially means $100 per share of SATA Stock; provided, however, that, effective immediately after the close of business on each business day after November 10, 2025 (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of SATA Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of SATA Stock will be adjusted to be the greatest of (i) the stated amount per share of SATA Stock; (ii) in the case of any business day with respect to which we have, on such business day, executed any sale transaction to be settled by the issuance of SATA Stock, an amount equal to the last reported sale price per share of SATA Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of SATA Stock for each trading day of the ten (10) consecutive trading days immediately preceding such business day, provided, however, that, if applicable, the reference in this clause (iii) to ten (10) will be replaced by such lesser number of trading days as have elapsed during the period from, and including, November 10, 2025 to, but excluding, such business day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first date on which we execute any sale transaction to be settled by the issuance of SATA Stock (other than the SATA Stock initially issued on November 10, 2025), which may include sales in this offering, the liquidation preference per share of SATA Stock shall not exceed $110 per share. Whenever in this prospectus supplement we refer to the liquidation preference of the SATA Stock as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the liquidation preference immediately after the close of business on such date. For purposes of this definition, references to our execution of any sale transaction to be settled by the issuance of SATA Stock includes any resale of any shares of SATA Stock that we or any of our subsidiaries have purchased or otherwise acquired.
“Liquidation senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the SATA Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.
“Market disruption event” means, with respect to the SATA Stock, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the SATA Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the SATA Stock or in any options contracts or futures contracts relating to the SATA Stock.
“Monthly regular dividend rate per annum” has the following meaning: (i) with respect to the regular dividend period beginning on November 10, 2025, a rate per annum equal to 12.00%; and (ii) with respect to each following regular dividend period (each such regular dividend period being referred to as the “reference regular dividend period” for purposes of this definition), the monthly regular dividend rate per annum is the monthly regular dividend rate per annum applicable to the immediately preceding regular dividend period, unless we elect, in our sole and absolute discretion, by providing notice of the same to preferred stockholders before the first business day of such reference regular dividend period, a different monthly regular dividend rate per annum to apply to such reference regular dividend period, provided such different monthly regular dividend rate per annum cannot be (1) negative; (2) less than a rate per annum equal to the excess, if any, of (A) the monthly regular dividend rate per annum applicable to the regular dividend period immediately preceding such reference regular dividend period, over (B) the sum of (I) 25 basis points; and (II) the excess, if any, of (x) the monthly SOFR per annum on the first business day of the regular dividend period immediately preceding such reference regular dividend period, over (y) the minimum of the monthly SOFR per annum rates that occur on the business days during the period from, and including, the first business day of the regular dividend period immediately preceding such reference regular dividend period to, and including, the last business day of the regular dividend period immediately preceding such reference regular dividend period; or (3) less than the monthly SOFR per annum as of the business day immediately before the date on which we provide such notice. Notwithstanding anything to the contrary, we will not be entitled to elect to reduce the monthly regular dividend rate per annum pursuant to clause (ii) of the preceding sentence unless and until (x) three (3) months following November 10, 2025, or such earlier time as the arithmetic average of the last reported sale prices per share of SATA Stock for each trading day of twenty (20) consecutive trading days at any time during the three (3) months following November 10,

2025 exceeds $100, (y) at the time we provide the notice referred to in such clause, all accumulated regular dividends, if any, on the SATA Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full (or have been declared in full and consideration in kind and amount that is sufficient, in accordance with the certificate of designation, to pay such accumulated regular dividends, is set aside for the benefit of the preferred stockholders entitled thereto) and (z) the arithmetic average of the last reported sale prices per share of SATA Stock for each trading day during the immediately preceding regular dividend period is not less than $99 per share. For the avoidance of doubt, for purposes of the preceding sentence, if such notice is sent on the last day of a regular dividend period, then such regular dividend period will not be considered to be “completed.” Notwithstanding anything to the contrary, the notice referred to in the preceding definition must set forth the applicable monthly regular dividend rate per annum and the regular dividend period to which it applies, and such notice will be deemed to have been duly sent if either (i) it is sent in compliance with the provisions described above under the caption “—Notices”; or (ii) the information required to be included in such notice is (x) set forth in a press release issued through such national newswire service as we then use or (y) published through such other widely disseminated public medium as we then use, including our website.
“Monthly SOFR per annum” means, as of any business day, a rate per annum equal to the one month term SOFR, as reflected on the related website of the administrator for term SOFR (which, as of the date of this prospectus supplement, is https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html) (“one-month term SOFR”); provided, however, that if the one-month term SOFR ceases to be administered and published as determined by us in our sole discretion, then we will, in good faith and in a commercially reasonable manner, identify a similar successor rate used in the market for floating rate securities, together, if applicable, with any adjustment thereto.
“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on November 10, 2025, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).
“Permitted party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Vivek Ramaswamy, The Ramaswamy 2021 Trust, Matthew Cole, LT&C LLC, Liberty Pier Foundation, Benjamin Bartley Pham, 2025-10 Investments LLC, Brian Logan Beirne and Anson Frericks.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Preferred stock director” means any person elected to serve as our director in connection with a regular dividend non-payment event pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”
“Preferred stockholder,” or “holder” of any SATA Stock, means any person in whose name any share of SATA Stock is registered on the registrar’s books.
A “regular dividend non-payment event” will be deemed to occur upon the occurrence of either of the following events (in each case, subject to the provisions described above under the caption “—Regular Dividends—Generally”): (i) if less than the full amount of accumulated and unpaid regular dividends on the shares of SATA Stock outstanding as of the applicable regular dividend record date have been declared and paid within sixty (60) days of the following regular dividend payment date in respect of each of twelve (12) or more consecutive regular dividend payment dates; or (ii) if less than the full amount of accumulated and unpaid regular dividends on the shares of SATA Stock outstanding as of the applicable regular dividend record date have been declared and paid by the following regular dividend payment date in respect of each of twenty-four (24) or more consecutive regular dividend payment dates. A regular dividend non-payment event that has occurred will be deemed to continue until such time when all accumulated and unpaid regular dividends on the outstanding SATA Stock have been paid in full, at which time such regular dividend non-payment event will be deemed to be cured and cease to be continuing. For purposes of this definition, a regular dividend on the SATA Stock will be deemed to have been paid if such dividend is declared and cash that is sufficient to pay such dividend is set aside for the benefit of the preferred stockholders entitled thereto. For the avoidance of doubt, the regular dividend non-payment events set forth in clauses (i) and (ii) above are separate regular dividend non-payment events, each providing for a separate right to appoint a preferred stock director pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”
“Regular dividend payment date” means the 15th calendar day of each calendar month, beginning on December 15, 2025.
“Regular dividend period” means each period from, and including, the calendar day after a regular dividend payment date (or, in the case of the first regular dividend period, from, and including, November 11, 2025) to, and including, the next regular dividend payment date.
“Regular dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.” “Regular record date” means, with respect to any regular dividend payment date, the 1st calendar day of the month in which such regular dividend payment date occurs. “Stated amount” means $100 per share of SATA Stock. “SOFR” means the secured overnight financing rate.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise, and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
A “tax event” will be deemed to occur if we have received an opinion of counsel experienced in such matters to the effect that, as a result of:
•
any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•
an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•
any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•
a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the SATA Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after November 6, 2025, there is more than an insubstantial risk that any of the outstanding SATA Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).
“Trading day” means, with respect to the SATA Stock, any day on which (i) trading in the SATA Stock generally occurs on the principal U.S. national or regional securities exchange on which the SATA Stock is then listed or, if the

SATA Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the SATA Stock is then traded; and (ii) there is no market disruption event. If the SATA Stock is not so listed or traded, then “trading day” with respect to the SATA Stock means a business day.
“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events” and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
Global Certificates
The SATA Stock will be initially issued in the form of one or more certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and will be deposited with the transfer agent as custodian for DTC.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. We expect that, under procedures established by DTC:
•
upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of SATA Stock represented by such global certificate to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate).

Book-Entry Procedures for Global Certificates
All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the SATA Stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the transfer agent or any of the underwriters will be responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of SATA Stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the SATA Stock represented by that global certificate for all purposes under the certificate of designation. Except as provided below, owners of beneficial interests in a global certificate:
•	will not be entitled to have SATA Stock represented by the global certificate registered in their names;
•	will not receive or be entitled to receive physical, certificated SATA Stock registered in their respective names (“physical certificates”); and
•	will not be considered the owners or holders of the SATA Stock under the certificate of designation for any purpose.
As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a preferred stockholder under the certificate of designation.
Payments on any global certificates will be made to DTC’s nominee as the registered holder of the global certificate. None of us, the transfer agent or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global certificate will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Certificates
A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:
•
DTC notifies us or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation; or we, in our sole discretion, permit the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the shares of Variable Rate Series A Perpetual Preferred Stock (the “SATA Stock”) issued pursuant to this offering (such shares offered hereunder referred to as “Preferred Stock” for purposes of this discussion), but does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion deals only with shares of the Preferred Stock held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by holders who purchase such shares of Preferred Stock in this offering.
This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Preferred Stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including, without limitation, tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, persons liable for any alternative minimum tax, “controlled foreign corporations,” “passive foreign investment companies,” persons subject to special tax accounting rules as a result of any item of gross income with respect to the Preferred Stock being taken into account in an applicable financial statement, certain former citizens or former long-term residents of the United States, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons that will hold the Preferred Stock as a position in a hedging transaction, “straddle,” constructive sale, “conversion transaction” or other risk-reduction transaction, U.S. holders (as defined herein) whose functional currency is not the U.S. dollar, “qualified foreign pension funds” as described in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, or who are otherwise subject to special treatment under the Code.
Furthermore, this summary is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as estate and gift taxes) or any state, local or non-U.S. tax considerations, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders.
For purposes of this discussion, a “U.S. holder” means a beneficial owner of the Preferred Stock that for U.S. federal income tax purposes is
•	an individual who is a citizen or resident of the United States;
•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of the Preferred Stock that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Preferred Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership holding the Preferred Stock, and partners therein, are urged to consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the Preferred Stock.
We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, and disposition of the Preferred Stock or that any such position will not be sustained.

This discussion of material U.S. federal income tax considerations is not intended, and should not be construed, to be tax or legal advice to any particular investor in or holder of the Preferred Stock. Prospective investors are advised to consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or non-U.S. taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.
U.S. Holders
Distributions
Distributions made to U.S. holders with respect to the Preferred Stock will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Preferred Stock exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in the Preferred Stock, and thereafter as capital gain which will be long-term capital gain if the holder’s holding period for the stock exceeds one year at the time of the distribution. Distributions on the Preferred Stock constituting dividend income paid to a U.S. holder that is an individual generally will be subject to taxation at preferential rates as qualified dividend income, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Preferred Stock constituting dividend income paid to a U.S. holder that is a corporation generally will qualify for the dividends-received deduction, subject to various limitations and the satisfaction of the applicable holding period requirements. There is no assurance that we will have sufficient current or accumulated earnings and profits to ensure that any of our distributions are treated as dividends such that qualified dividend income or dividends-received deduction treatment may be available.
Dividends that exceed certain thresholds in relation to a corporate U.S. holder’s tax basis in the Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held the Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the holder generally will be required to reduce its tax basis (but not below zero) in the Preferred Stock with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in the Preferred Stock, the excess is treated as gain from the sale or exchange of the Preferred Stock. A non-corporate U.S. holder that receives an extraordinary dividend could, under certain circumstances, be required to treat any losses on the sale of our Preferred Stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the preferential rates discussed above.
Deemed Distributions on the Preferred Stock
The liquidation preference of the Preferred Stock will be subject to adjustment in the manner described in this prospectus supplement, which adjustment may result in an increase in the liquidation preference. Under Section 305 of the Code, U.S. holders may be treated as receiving a deemed dividend on the Preferred Stock upon such an increase in the liquidation preference, although the matter is not clear. In addition, if our board of directors does not declare a distribution on the Preferred Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the Preferred Stock. Furthermore, if the Preferred Stock is issued at a discount to its liquidation preference or if we can call the SATA Stock at a price above its issue price, it may be subject to rules that require the accrual of such discount or call premium currently over the deemed term of the Preferred Stock as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Although the matter is not entirely clear, we believe any such adjustment of liquidation preference in the manner described in this prospectus supplement, such a deferred dividend, such a discount or such call premium should not be treated as giving rise to a deemed distribution on the Preferred Stock, but in light of this uncertainty, the IRS or an applicable withholding agent could take a contrary position.
We may elect to increase the price at which we may exercise our optional redemption right. See “Description of Perpetual Preferred Stock—Optional Redemption.” It is possible that any such adjustment could be treated as giving rise to a deemed distribution under Section 305 of the Code, with the likelihood of such treatment depending on the circumstances existing at the time the redemption price is adjusted. U.S. holders are urged to consult their tax advisors regarding the tax treatment of such an increase in the redemption price.
If the IRS or an applicable withholding agent takes the position that a U.S. holder has received a deemed dividend under Section 305 of the Code, a U.S. holder may be required to include such deemed dividend in income currently with respect to the Preferred Stock even though the holder has not received a cash payment. Further, because deemed distributions received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash payable to the U.S. holder or sales proceeds received by, or other funds or assets of, the U.S. holder, or require alternative arrangements with respect to such withholding taxes.
Sale or Redemption of Preferred Stock
A U.S. holder generally will recognize capital gain or loss on a sale, exchange, redemption (including a repurchase) (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Preferred Stock equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the stock so disposed. The capital gain or loss generally will be long-term capital gain or loss if the holder’s holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.
A redemption (including a repurchase) of the Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of a U.S. holder’s equity interest in us, (ii) a “substantially disproportionate” redemption of our stock with respect to such holder, or (iii) being “not essentially equivalent to a dividend” with respect to such holder, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, a U.S. holder must take into account not only the Preferred Stock and other equity interests in us actually owned by the holder but also other equity interests in us that the holder constructively owns under U.S. federal income tax rules, as well as any rights the holder may have to vote for the election of board members. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control or management over our affairs may be entitled to sale or exchange treatment on a redemption of the Preferred Stock if such holder experiences any reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.
If a U.S. holder meets none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders—Distributions.” If a redemption of the Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. holders are urged to consult their tax advisors regarding the allocation of tax basis in the redeemed and remaining shares of Preferred Stock.
Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular U.S. holder of the Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, U.S. holders are urged to consult their tax advisors regarding the tax treatment of a redemption.
Non-U.S. Holders
Distributions
Generally, subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” distributions treated as dividends, as described above under “U.S. Holders—Distributions,” paid to a non-U.S. holder with respect to the Preferred Stock that are not effectively connected with the holder’s conduct of a trade or business within the United States will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes to the withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute form) certifying that such holder is eligible for treaty benefits. Withholding may also be required in respect of dividends paid to a non-U.S. holder if certain reporting information is not provided, as described below under “—FATCA.” If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate by timely filing a refund claim with the IRS. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of these withholding requirements on their investment in the Preferred Stock.
Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” dividends paid to a non-U.S. holder that are effectively connected with the holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment the holder maintains in the United States, are taxed on a net-income basis at the regular rates and in the manner applicable to U.S. persons. Non-U.S. holders generally will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.
Sale or Redemption of Preferred Stock
Subject to the discussion below under “Information Reporting and Backup Withholding,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, exchange or other taxable disposition of the Preferred Stock, other than a redemption that is treated as a distribution as discussed below, unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States;

•	the non-U.S. holder is a nonresident alien individual that is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or
•
the Preferred Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition of the Preferred Stock or the period that the non-U.S. holder held the Preferred Stock.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. A non-U.S. holder that is a foreign corporation will be subject to tax on such gain at regular U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain recognized, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC.
A payment made to a non-U.S. holder in redemption of the Preferred Stock may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders—Sale or Redemption of Preferred Stock,” in which event the payment would be subject to tax as discussed above under “Non-U.S. Holders—Distributions.”
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Deemed Distributions on the Preferred Stock
As described above under “U.S. Holders—Deemed Distributions on the Preferred Stock,” upon an adjustment to the liquidation preference of the Preferred Stock, if our board of directors does not declare a distribution on the Preferred Stock in respect of any dividend period before the related dividend payment date or the Preferred Stock were issued at a discount, or if we elect to increase the price at which we exercise our optional redemption right, the holder may be treated as receiving a deemed distribution. If we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we (or an applicable withholding agent) may, at our option, set off such payments against, or withhold such taxes from, payments of cash payable to the non-U.S. holder or sales proceeds received by, or other funds or assets of, the non-U.S. holder, or require alternative arrangements in respect of such withholding taxes.
Multiple Issuances of SATA Stock – Effect of Fungible Trading
We have issued shares of SATA Stock pursuant to (i) our prospectus supplement dated as of November 10, 2025 in connection with our initial public offering and (ii) our prospectus supplement dated as of December 9, 2025 in connection with our at-the-market offering, and may otherwise issue additional shares of SATA Stock, including pursuant to the prospectus supplement described in (ii), or resell any shares of SATA Stock that we or any of our subsidiaries have purchased or otherwise acquired (such issued or resold shares, “Additional Shares”). If your Preferred Stock trades under the same CUSIP or other identifying number as that of the other shares of SATA Stock, those other shares may not be distinguishable from your shares by persons such as subsequent purchasers and withholding agents. If we issue or have issued any shares of SATA stock that have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from the Preferred Stock, such profile or treatment could adversely impact the Preferred Stock because of the inability to distinguish between the Preferred Stock and the shares of SATA Stock subject to such adverse treatment. For example, adverse tax treatment of any shares of SATA Stock could negatively impact the trading price of all shares of SATA Stock in light of fungible trading of all such shares. In addition, the IRS could treat a holder of the Preferred Stock as subject to the adverse tax consequences applicable to the other shares of SATA Stock unless the holder is able to demonstrate that it acquired the Preferred Stock in a specific offering and did not hold such other shares of the SATA Stock that are subject to adverse consequences. Preferred stockholders are urged to consult their tax advisors regarding these tax considerations.
Please also review the discussion below under “Fast-Pay Stock Regulations” for a discussion about the potential application of those rules to the SATA Stock (including the Additional Shares).
Extraordinary Dividends
If Additional Shares are treated as being issued at a price that exceeds their liquidation preference, such Additional Shares would constitute “disqualified preferred stock” for purposes of the extraordinary dividend rules. The liquidation preference of the SATA Stock will be subject to adjustment in the manner described in this prospectus supplement. It is not entirely clear how such an adjustable liquidation preference would be treated for purposes of applying the disqualified preferred stock and the extraordinary dividend rules. However, it is possible that such adjustment may be taken into account for purposes of disqualified preferred stock determination. Even if the Preferred Stock is not issued at such a price, due to fungible trading of Additional Shares with Preferred Stock, the Preferred Stock may be considered disqualified preferred stock, unless owners of the Preferred Stock can clearly demonstrate that they purchased the Preferred Stock offered hereby as opposed to such Additional Shares. If the Preferred Stock held by a corporate U.S. holder were considered disqualified preferred stock (because such shares are indistinguishable from the Additional Shares), for any dividend received, the holder generally would be required to reduce its tax basis (but not below zero) in the Preferred Stock with respect to which the dividend is received by the non-taxed portion of the dividend. Please also review the discussion above under “U.S. Holders—Distributions” for a discussion of extraordinary dividends.
Sales at a Discount
As discussed above under “U.S. Holders—Deemed Distributions on the Preferred Stock,” if the Additional Shares are sold at a discount (or at a discount that exceeds the discount that applies to the Preferred Stock at issuance), such Additional Shares may be subject to rules that require the accrual of such discount (or such greater discount) currently over the deemed term of the Additional Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Due to fungible trading of Additional Shares with Preferred Stock, the IRS or a withholding agent may treat any such discount as resulting in deemed distributions with respect to the Preferred Stock as well as such Additional Shares. Because any such deemed distributions received by a holder would not give rise to any cash from which any applicable withholding could be satisfied, we (or an applicable withholding agent) may, at our option, set off such payments against, or withhold such taxes from, payments of cash payable to the holder or sales proceeds received by, or other funds or assets of, the holder, or require alternative arrangements in respect of such withholding taxes.
Fast-Pay Stock Regulations
Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the SATA Stock or if we are reasonably expected to reduce the monthly regular dividend rate over a meaningful time period) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.
The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination, and therefore it is possible that such a change could arise when, for example, there is a change to the terms of our optional redemption right.
We do not believe that the Preferred Stock (or any SATA Stock we have previously issued) is fast-pay stock.
We also do not intend to issue any Additional Shares that would be treated as fast-pay stock. Moreover, we intend to obtain advice of counsel in connection with future offerings of Additional Shares for the purpose of analyzing the consequences of issuing such Additional Shares in light of any legal developments regarding the definition of fast-pay stock. As the liquidation preference of the SATA Stock will be subject to adjustment in the manner described in this prospectus supplement and our current intention is to issue any Additional Shares at a price per share not more than $105 plus accrued and unpaid dividends that may apply to such instrument at the time of its issuance, it is generally not expected that the Additional Shares would be issued at such a level of premium above their liquidation preference or optional redemption price at the time of sale of the Additional Shares so as to implicate the fast-pay stock rules. In addition, we do not intend to adjust the regular dividend rate in a manner that would cause the SATA Stock to be treated as fast-pay stock. Any adjustment to the regular dividend rate is expected to be consistent with our current intention to maintain a long-term trading level for the SATA Stock between $95 and $105 per share, and therefore the SATA Stock’s dividend rate is generally expected to fluctuate over time. Nonetheless, there may be increased risk that the IRS could assert that such Additional Shares constitute fast-pay stock.
Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to the Preferred Stock or Additional Shares, we intend to provide public notice to the holders of the Preferred Stock or Additional Shares, as applicable, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.
Notwithstanding our intent not to issue Additional Shares that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat such Additional Shares as fast-pay stock. In addition, as discussed above under “—Multiple Issuances of SATA Stock – Effect of Fungible Trading,” even though we believe that the Preferred Stock offered hereby is not treated as fast-pay stock, the treatment of any Additional Shares as fast-pay stock could affect the Preferred Stock if all such shares are indistinguishable because they have the same CUSIP or other identifying number. For example, if the IRS treated such Additional Shares as fast-pay stock, a holder of the Preferred Stock might be required to demonstrate to the IRS that the holder purchased the Preferred Stock as opposed to such Additional Shares.
Furthermore, treatment of such Additional Shares as fast-pay stock could adversely affect the trading price of the Preferred Stock. Accordingly, holders are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the Preferred Stock.
Information Reporting and Backup Withholding
In general, information reporting will apply with respect to the payment of distributions (including deemed distributions) on the Preferred Stock and the payment of proceeds on the sale or other taxable disposition of the

Preferred Stock, unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.
We must report annually to the IRS and to each non-U.S. holder the amount of distributions (including, for this purpose, deemed distributions) paid to such holder and any tax withheld with respect to any dividends, regardless of whether withholding was required. Copies of the information returns reporting distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders may be subject to backup withholding unless the non-U.S. holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that it is not a U.S. person (and the withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or such holder otherwise establishes an exemption from backup withholding.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder or non-U.S. holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
The Foreign Account Tax Compliance Act (“FATCA”) and related IRS guidance concerning FATCA impose a 30% U.S. withholding tax on dividends (including, for this purpose, deemed dividends) in respect of Preferred Stock made to a non-U.S. entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Preferred Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. We will not pay any additional amounts to holders of the Preferred Stock in respect of any amounts withheld.
Prospective investors should consult their tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Preferred Stock.

UNDERWRITING
Barclays Capital Inc. and Cantor Fitzgerald & Co. are acting as the representatives of the underwriters and book-running managers of this offering. Under the terms of an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of SATA Stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.
Cantor Fitzgerald & Co.
Clear Street LLC
Total

The underwriting agreement provides that the underwriters’ obligation to purchase the SATA Stock depends on the satisfaction of the certain conditions contained in the underwriting agreement including:
•	the obligation to purchase all of the SATA Stock offered hereby, if any of the shares are purchased;
•	the representations and warranties made by us to the underwriters are true;
•	there is no material change in our business or the financial markets; and
•	we deliver customary closing documents to the underwriters.
Commissions and Expenses
The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering. These underwriting discounts are the difference between the public offering price and the amount the underwriters pay to us to purchase the SATA Stock.

	Per Share	Total
SATA Stock	$	$

The representatives have advised us that the underwriters propose to offer the SATA Stock directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $    per share. If all the shares are not sold at the initial offering price following the initial offering, the representatives may change the offering price and other selling terms.
Our net offering expenses are estimated to be $   , excluding underwriting discounts. We have agreed to reimburse the underwriters certain expenses incurred in connection with this offering, including, among others, expenses of their counsel and their expenses incurred in connection with, among others, the review and clearance by the Financial Industry Regulatory Authority, Inc., in an amount of up to $   .
We agree that, without the prior written consent of Barclays Capital Inc. on behalf of the Underwriters, we will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 15 days after the date of the Prospectus, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of any additional shares of SATA Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of SATA Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of SATA Stock, or other securities, in cash or otherwise, or (3) file, confidentially submit or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of the SATA Stock, or (4) publicly disclose the intention to do any of the foregoing.
The foregoing sentence shall not apply to the sale of the securities under the underwriting agreement.
Barclays Capital Inc., in its sole discretion, may waive the restrictions described above in whole or in part at any time. When determining whether or not to waive such restrictions, Barclays Capital Inc. will consider, among other factors, the Company’s reasons for requesting the release, the number of shares of SATA Stock and other securities for which the release is being requested and market conditions at the time.

Offering Price Determination
Prior to this offering, there has been no public market for the SATA Stock. The initial offering price was negotiated between the representatives and us. In determining the initial offering price of the SATA Stock, the representatives considered numerous factors, including prevailing market interest rates, the recent market prices of, and the demand for, our other securities, the recent history and prospects for the Bitcoin ecosystem and digital assets industry more broadly, and our financial information.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization, Short Positions and Penalty Bids
The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the SATA Stock, in accordance with Regulation M under the Exchange Act:
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•
A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. The underwriters may close out any short position by purchasing shares of SATA Stock in the open market.

•	Syndicate covering transactions involve purchases of the SATA Stock in the open market after the distribution has been completed in order to cover syndicate short positions.
•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the SATA Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the SATA Stock or preventing or retarding a decline in the market price of the SATA Stock. As a result, the price of the SATA Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the SATA Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.
Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be construed as having been authorized or approved to us, any underwriter or any selling group member.
Listing on The Nasdaq Global Market
The SATA Stock is listed on The Nasdaq Global Market under the symbol “SATA.”

Sales to Non-Institutional Investors
In addition to allocations made to non-institutional investors by the underwriters and through our directed share program discussed above, we anticipate that a portion of the SATA Stock sold in connection with this offering will, at our request, be offered to non-institutional investors through Fidelity Brokerage Services LLC, via their online brokerage platform. Such platform is not associated with us and there may be risks associated with the use of such platform that we cannot foresee, including risks related to the technology and operation of such platform, and the publicity and the use of social media by users of such platform that we cannot control. Purchases made through such platform will be subject to the terms, conditions, and requirements set by Fidelity Brokerage Services LLC. The SATA Stock offered in this offering through such platform will initially be offered at the public offering price listed on the cover page of this prospectus supplement. Information contained on, or that can be accessed through, such brokerage platform does not constitute part of this prospectus.
Settlement
We expect to deliver the SATA Stock in book-entry form through the facilities of The Depository Trust Company on or about    , 2026, which will be the     business day after the initial trade date for the SATA Stock (this settlement cycle being referred to as “T+  ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade SATA Stock before the business day before the settlement date must, because the SATA Stock initially will settle T+  , specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the SATA Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the SATA Stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no SATA Stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the SATA Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of SATA Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of each of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of SATA Stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any SATA Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any SATA Stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the SATA Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of each of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any SATA Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any SATA Stock to be offered so as to enable an investor to decide to purchase or subscribe for any SATA Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to its clients nor for providing advice in relation to the offering.
United Kingdom
An offer to the public of any SATA Stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any SATA Stock may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of each of the underwriters for any such offer; or

(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, FSMA), provided that no such offer of SATA Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any SATA Stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriters and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any SATA Stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the SATA Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any SATA Stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of each of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any SATA Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any SATA Stock to be offered so as to enable an investor to decide to purchase or subscribe for any SATA Stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Switzerland
The SATA Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the SATA Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the SATA Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of SATA Stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of SATA Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of SATA Stock.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The SATA Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the SATA Stock offered should conduct their own due diligence on the SATA Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Canada
The SATA Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the SATA Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The SATA Stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the SATA Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to SATA Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the SATA Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the SATA Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the SATA Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the SATA Stock pursuant to an offer made under Section 275 of the SFA except:

a.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b.	where no consideration is or will be given for the transfer;
c.	where the transfer is by operation of law; or
d.	as specified in Section 276(7) of the SFA.
Japan
The SATA Stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the SATA Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the SATA Stock without disclosure to investors under Chapter 6D of the Corporations Act.
The SATA Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring SATA Stock must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS
Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon by Davis Polk & Wardwell LLP, New York, New York and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Certain legal matters in connection with this offering will be passed upon for the underwriters by DLA Piper LLP (US), New York, New York.
EXPERTS
Strive, Inc. was formerly known as Asset Entities Inc. It changed its name to Strive, Inc. shortly after the closing of the Asset Entities Merger. As a result of the Asset Entities Merger, Alpha Merger Sub, Inc. merged with and into Strive Enterprises, Inc. with Strive Enterprises, Inc. surviving such merger as the surviving corporation and as a direct, wholly owned subsidiary of Asset Entities Inc. However, the management teams of those entities determined that Strive Enterprises, Inc. was the “accounting acquirer” in the transaction for purposes of Financial Accounting Standards Boards’ Accounting Standards Codification 805, Business Combinations. Accordingly, the financial statements of Strive Enterprises, Inc. are considered under applicable SEC guidance to be the financial statements of the registrant.
The consolidated financial statements of Strive, Inc. (formerly Strive Enterprises, Inc.) for the years ended December 31, 2024 and 2023, appearing in Strive, Inc.’s Current Report on Form 8-K dated September 12, 2025, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Semler Scientific, Inc. as of December 31, 2024 and 2023 and for each of the years then ended incorporated by reference in this prospectus supplement and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

STRIVE, INC.

Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units

We may offer and sell from time to time Class A common stock, $0.001 par value per share (“Class A Common Stock”), preferred stock, debt securities, depositary shares, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer and sell the securities directly to you, through agents we select, or through underwriters or dealers we select. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and our other filings with the Securities and Exchange Commission. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Class A Common Stock on any securities exchange.
Our Class A Common Stock is listed on The Nasdaq Global Market tier of The Nasdaq Stock Market LLC (“NASDAQ Global Market”) under the symbol “ASST.”
Investing in these securities involves significant risks. See the “Risk Factors” section on page 7 of this prospectus. You should carefully consider these risk factors and other risks before investing in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 15, 2025.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
Unless the context requires otherwise, references in this prospectus to “Strive,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Strive, Inc. (which was, until September 12, 2025, known as Asset Entities Inc.) together with its consolidated subsidiaries.

i

SUMMARY
Strive, Inc., a Nevada corporation, recently undertook a significant strategic shift towards a mission to maximize long-term value for shareholders through the unapologetic embrace of capitalism, meritocracy and innovation. On September 12, 2025 (the “Merger Closing Date”), Strive Enterprises, Inc. consummated its merger with Asset Entities Inc. (“Asset Entities”), and upon the completion of such merger, the combined company, Strive, Inc. (after giving effect to a name change by Asset Entities), became the first publicly traded asset management Bitcoin Treasury Corporation — a company whose primary objectives are to (i) accumulate bitcoin; (ii) increase bitcoin-per-share; and (iii) outperform bitcoin over the long run by deploying both beta bitcoin treasury accumulation strategies and alpha investment strategies with the goal of beating bitcoin’s investment performance as the hurdle rate. Upon completion of the above-mentioned merger (the “Merger”), Strive, Inc. is listed on the NASDAQ Global Market under the ticker symbol “ASST” and consummated its previously announced private offering of Class A common stock, pre-funded warrants and traditional warrants (“PIPE Financing”) and its previously announced exchange of Class A Common Stock for bitcoin pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “351 Exchange”). Strive also continues to operate a technology company that provides social media marketing and content delivery services across Discord, TikTok, and other social media platforms.
As of September 12, 2025, Strive manages approximately $2 billion in assets under management (“AUM”) across 13 exchange-traded funds, collective investment trusts, and a direct indexing platform. These businesses provide recurring, fee-based revenue streams which increase with AUM, but are no longer our primary growth engine.
Corporate Information
Our principal executive offices are located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, and our telephone number is (855) 427-7360. We maintain a website at www.strive.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation By Reference.”
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.strive.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);
(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, filed with the SEC on May 15, 2025, and June 30, 2025, filed with the SEC on August 5, 2025;
(c)
our Current Reports on Form 8-K filed with the SEC on January 22, 2025, March 20, 2025, May 2, 2025, May 7, 2025, May 21, 2025, May 27, 2025, July 3, 2025, August 20, 2025, August 28, 2025, September 9, 2025, September 12, 2025 and September 15, 2025; and

(d)
the description of our Class B common stock contained in our Registration Statement on Form 8-A (File No. 001-41612), filed with the SEC on February 2, 2023, pursuant to Section 12(b) of the Exchange Act, as the description therein has been updated and superseded by the description in the section entitled “Description of Capital Stock” in this prospectus.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address and telephone number:
Strive, Inc.
200 Crescent Court, Suite 1400
Dallas, TX 75201
Attention: Investor Relations
(855) 427-7360
Documents may also be available on our website at http://investors.strive.com. Information contained on our website does not constitute part of this prospectus.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:
•	our ability to implement and maintain a bitcoin treasury strategy, including with respect to the financing, acquisition and custody of bitcoin;
•	our ability to identify and successfully execute alpha-generating strategies;
•	our operational infrastructure and non-platform technology;
•	the growth of our existing asset management operations;
•	our ability to identify, complete and integrate acquisitions;
•	our ability to prevent, detect, respond to, or mitigate failures or breaches of privacy and security, including with respect to our bitcoin and its custodial partners;
•	the ability to recognize the anticipated objectives and any benefits of the Merger, including the anticipated tax treatment of the Merger;
•	changes in applicable laws, regulations or permits affecting our operations or the industries in which we operate;
•
the possibility that we may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which we operate or upon which we rely and are dependent;

•	the significant transaction costs that we have incurred and will incur in connection with the Merger;
•
the possibility that our reliance on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business, and further, cybersecurity incidents could have a material adverse effect on our business, results of operations and financial condition;

•	rapid changes in technology, which could affect our ability to compete;
•
risks related to our businesses being subject to other government regulations and changes in current or future laws, regulations or rules could restrict our respective abilities to operate in the manner currently contemplated;

•	our stock price, which may fluctuate significantly;
•	insider control over us that could limit your ability to influence the outcome of key transactions, including a change of control;
•	certain provisions of Nevada law and our articles of incorporation and bylaws that may deter third parties from acquiring us;
•	the fact that we do not anticipate paying any cash dividends in the foreseeable future on our Class A Common Stock;
•	the outcome of any legal proceedings that may be instituted against us;
•
the possibility that the anticipated benefits of the transaction under that certain Agreement and Plan of Merger, dated as of May 6, 2025, as amended by that certain Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2025 (the “Merger Agreement”), including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we operate;
•	the possibility that the post-merger integration may be more difficult, time-consuming or costly than expected;
•	potential adverse reactions of our customers or changes to business or employee relationships, including those resulting from the completion of the transactions under the Merger Agreement;
•	other factors that may affect our future results;
•	our ability to introduce new products and services;
•	our ability to obtain additional funding to develop additional services and offerings;
•	our compliance with obligations under intellectual property licenses with third parties;
•	market acceptance of our new offerings;
•	competition from existing online offerings or new offerings that may emerge;
•	our ability to establish or maintain collaborations, licensing or other arrangements;
•	our ability and third parties’ abilities to protect intellectual property rights;
•	our ability to adequately support future growth;
•	our goals and strategies;
•	our future business development, financial condition and results of operations;
•	expected changes in our revenue, costs or expenditures;
•	growth of and competition trends in our industry;
•	the accuracy and completeness of the data underlying our or third-party sources’ industry and market analyses and projections;
•	our expectations regarding demand for, and market acceptance of, our services;
•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;
•	fluctuations in general economic and business conditions in the markets in which we operate;
•	relevant government policies and regulations relating to our industry; and
•	other risks described in our filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K, and any subsequent filings with the SEC.
Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to such risks, uncertainties and other factors. Discussions containing forward-looking statements may be found, among other places, in the section entitled “Risk Factors” beginning on page 7 in this prospectus, and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.
The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.
All forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus or any document incorporated by reference herein or therein are qualified in their entirety by this cautionary statement.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. See “Special Note About Forward-Looking Statements” and “Where You Can Find More Information.”

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and provisions of our amended and restated articles of incorporation (“A&R Articles of Incorporation”) and amended and restated bylaws (the “A&R Bylaws”) are summaries of their material terms and provisions and are qualified in their entirety by reference to such complete documents, copies of which are publicly available through our filings with the SEC. See “Where You Can Find Additional Information” and “Incorporation By Reference.” When we offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of such securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.
Overview
Under the A&R Articles of Incorporation, our authorized capital stock consists of 486,000,000,000 shares, all with a par value of $0.001 per share, of which:
•	444,000,000,000 shares are designated Class A common stock (the “Class A Common Stock”);
•	21,000,000,000 shares are designated Class B common stock (the “Class B Common Stock,” collectively with the Class A Common Stock, the “Common Stock”); and
•	21,000,000,000 shares are designated preferred stock (the “Preferred Stock”).
As of September 12, 2025, there were 364,825,582 shares of Class A Common Stock outstanding, 270,514,708 shares of Class B Common Stock outstanding and no shares of Preferred Stock outstanding.
Class A Common Stock and Class B Common Stock
Voting rights. The holders of Class A Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and the holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted upon by the stockholders.
Dividend rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends and other distributions, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.
Rights upon liquidation. In the event of liquidation, dissolution or winding up of Strive, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.
Conversion rights. Shares of Class B Common Stock will automatically convert into shares of Class A Common Stock upon the transfer thereof (other than for certain permitted transfers). Holders of Class B Common Stock may also elect to convert their Class B Common Stock into Class A Common Stock upon notice to Strive. Vivek Ramaswamy, who is the largest holder of voting power of Strive, may elect to cause Strive to convert all Class B Common Stock into Class A Common Stock.
Shareholders Agreement. We have entered into a shareholders agreement (the “Shareholders Agreement”) with certain of our significant shareholders (the “Shareholder Parties”). Pursuant to the Shareholders Agreement, the Shareholder Parties have certain rights so long as they beneficially own at least 50% of the then outstanding shares of our Common Stock.
Other rights. The holders of Common Stock have no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
Under the A&R Articles of Incorporation, our board of directors has authority, without further vote or action by the stockholders, to issue up to 21,000,000,000 shares of Preferred Stock in one or more series and to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or other rights, and the qualification, limitations or restrictions thereof, with respect to each such series of

Preferred Stock and the number of shares constituting each such series. The issuance of Preferred Stock could adversely affect the rights of holders of common stock or impede the completion of a merger, tender offer or other takeover attempt.
Registration Rights
Registration Rights Agreement
On the Merger Closing Date, we entered into that certain registration rights agreement, dated as of September 12, 2025 (the “Registration Rights Agreement”), with certain significant stockholders (the “Holders”), each of which is entitled to certain demand and piggyback registration rights. As of September 12, 2025, the Holders hold a majority of the voting power of Common Stock outstanding, excluding the potential dilutive effect of the exercise of warrants. The registration rights described below will expire on the date on which the securities subject to the Registration Rights Agreement (i) are sold pursuant to an effective registration statement, (ii) are sold pursuant to Rule 144 under the Securities Act, or (iii) are eligible to be resold without regard to the volume or public information requirements of Rule 144. The registration rights are subject to certain delay, suspension and cutback provisions.
The Registration Rights Agreement includes customary indemnification and contribution provisions. All fees, costs and expenses related to registrations generally will be borne by us, other than underwriting discounts and commissions attributable to the sale of registrable securities.
Shelf Registration Statement. We are required to file a shelf registration statement on Form S-3 that covers the Holders’ registrable securities within 30 days after the Merger Closing Date. To the extent we are a well-known seasoned issuer, the Holders making a demand registration may also request that we file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered.
Demand Registration Rights for Shelf Takedowns. The Registration Rights Agreement grants the Holders certain rights to demand takedowns from a shelf registration statement. Any underwritten takedown demand would be required to include at least 5.0% of the Common Stock as of the Merger Closing Date or have an anticipated aggregate offering price of at least $50.0 million. Depending on certain conditions, we may defer a demand registration for up to 90 days in any twelve-month period.
Piggyback Registration Rights. In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other security holders, the Holders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, the holders of these shares are entitled to notice of the registration.
Underwriter Lock-ups. Notwithstanding the registration rights described above, if there is an underwritten demand offering of Common Stock, directors and executive officers and the stockholders that are parties to the Registration Rights Agreement agree to deliver lock-up agreements to the underwriters of such offering to restrict transfers of their Common Stock. The restrictions will apply for up to 90 days in connection with an underwritten offering demanded pursuant to the Registration Rights Agreement.
Expenses; Indemnification; Cooperation. The Registration Rights Agreement provides that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The Registration Rights Agreement contains customary indemnification and contribution provisions. We will also be required to cooperate with the Holders in connection with certain pledges of their shares or grants of security interests in respect thereof, including in connection with margin loans.
Subscription Agreements
On May 26, 2025, we entered into subscription agreements (each a “Subscription Agreement” and together the “Subscription Agreements”) with certain accredited investors (the “Subscribers”), pursuant to which the Subscribers purchased, and we issued and sold on the closing date of the Merger (i) an aggregate of 345,487,794 shares of our Class A Common Stock (after giving effect to the transactions contemplated by the Merger Agreement, including the redesignation of our Class B common stock, $0.0001 par value per share, to Class A Common Stock, pursuant to the A&R Articles of Incorporation adopted and approved in accordance with the Merger Agreement), at a price of $1.35 per share (the “Placement Shares”), (ii) pre-funded warrants to purchase 209,771,462 shares of Class A Common Stock, at a price of $1.3499 per share (the “Pre-Funded Warrants”) to certain of the subscribers in lieu of Placement Shares, and (iii) 555,259,256 warrants to purchase shares of Class A Common Stock (the “Traditional Warrants”).

Pursuant to the terms of the Subscription Agreement, we have agreed to register for resale the Placement Shares and the shares of our common stock issuable upon exercise of the Pre-Funded Warrants and the Traditional Warrants (the “Warrant Shares” and, together with the Placement Shares, the “PIPE Registrable Securities”), including an obligation to file a registration statement covering the resale by the Subscribers of their PIPE Registrable Securities no later than 30 days following the closing of the transactions contemplated by the Merger Agreement. We have agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable (and in no event later than the earlier of (i) the 45th day after the closing of the PIPE Financing or (ii) the 120th day after the closing of the PIPE Financing, if the SEC staff determines to review the registration statement) and to keep such registration statement effective until the date that all PIPE Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act. We have agreed to be responsible for all fees and expenses incurred in connection with the registration of the PIPE Registrable Securities.
Exchange Agreements
On August 22, 2025, we entered into exchange agreements (each an “Exchange Agreement” and together the “Exchange Agreements”) with certain accredited investors (the “Investors”), pursuant to which we agreed to issue and exchange an aggregate of 2,681,893 shares (the “Exchange Shares”) of our Class A Common Stock for the aggregate amount of 69 bitcoin.
Pursuant to the terms of the Exchange Agreements, we agreed to register for resale the Exchange Shares (the “Exchange Shares Registrable Securities”), including an obligation to file a registration statement covering the resale by the Investors of their Exchange Shares Registrable Securities no later than 30 days following the closing of the transactions contemplated by the Merger Agreement. We have agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable (and in no event later than the earlier of (i) the 45th day after the closing of the 351 Exchange or (ii) the 120th day after the closing of the 351 Exchange, if the SEC staff determines to review the registration statement) and to keep such registration statement effective until the date that all Exchange Shares Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act. We have agreed to be responsible for all fees and expenses incurred in connection with the registration of the Exchange Shares Registrable Securities.
Investor Rights Agreement
Vivek Ramaswamy, together with an affiliated trust managed by a third-party trustee and investment advisor, Matthew Cole, 2025-10 Investments LLC (controlled by Benjamin Pham) and Anson Frericks (the “Controlling Shareholders”) are party to that certain First Amended and Restated Investor Rights Agreement, dated as of July 15, 2024, by and among Strive Enterprises, Inc. and the other parties thereto (the “IRA”) (as amended by that certain First Amendment to the First Amended and Restated Investors’ Rights Agreement, dated as of September 12, 2025 (such amendment to the IRA, the “IRA Amendment”), pursuant to which such Controlling Shareholders have agreed, subject to certain exceptions, not to transfer or take certain other actions with respect to Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, in each case, issued in connection with the Merger, until thirty (30) calendar days following the effectiveness of the shelf registration statement on Form S-3 or Form S-1 (or a prospectus supplement pursuant to an existing registration statement on such forms) registering the resale of the shares issuable in the PIPE Financing that are eligible for registration following the closing of the Merger.
Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws
Some provisions of Nevada law, the A&R Articles of Incorporation, and the A&R Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Election and Removal of Directors
Subject to the rights of any Preferred Stock series entitled to elect directors separately, the board shall consist of a minimum of five (5) and a maximum of eleven (11) directors. Unless otherwise specified in the A&R Articles of Incorporation, the directors shall be divided into three (3) classes — Class I, Class II, and Class III — with each class comprising approximately one-third (1/3) of the total number of directors.
Stockholders seeking to nominate individuals for election to the board of directors or to propose other business at a stockholder meeting must provide advance written notice and comply with specific procedural and content requirements. To bring such matters before an annual meeting, the stockholder must be a record holder at the time notice is given, be entitled to vote at the meeting, and deliver notice to the secretary at the company’s principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the previous year’s annual meeting. If the meeting date is advanced by more than 60 days or delayed by more than 30 days from the prior year’s anniversary date, notice must be delivered no earlier than the 120th day before the meeting and no later than the later of the 90th day before the meeting or the 10th day after public announcement of the meeting date. A public announcement of an adjournment or postponement does not restart or extend the notice period.
Directors are elected at the annual meeting of stockholders on a staggered three-class basis, except in cases of vacancies. Each director elected serves until a successor is duly elected and qualified. Directors may be removed from office only for cause and only by the affirmative vote of at least two-thirds (2/3) of the voting power of the shares entitled to vote generally in the election of directors, voting together as a single class.
Limitations on Written Consents
Any action that is required or permitted to be taken at a meeting of the board of directors or any of its committees may be taken without a meeting if all members (excluding any who abstain in writing in accordance with Nevada Revised Statutes (“NRS”) 78.315(2)) provide written consent or consent by electronic transmission. These consents must be filed with the official minutes of the board or committee proceedings, in either paper or electronic form, consistent with how the minutes are maintained. For so long as the Common Stock held by the stockholders that are party to the Shareholders Agreement (as defined in the A&R Articles of Incorporation) represents at least twenty-five percent (25%) of the Company’s total voting power, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of our outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, once the Common Stock held by the stockholders that are party to the Shareholders Agreement ceases to represent at least twenty-five percent (25%) of our total voting power (the date on which this occurs, the “Sunset Date”), any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon a vote of stockholders at an annual or special meeting of stockholders duly noticed and called in accordance with the A&R Bylaws and the NRS and may not be taken by written consent of stockholders without a meeting.
Stockholder Meetings
Written notice of a stockholder meeting must be delivered to each stockholder of record entitled to vote no fewer than ten (10) and no more than sixty (60) days before the meeting. The notice must include the physical location, if any, the date and time, any means of remote communication by which stockholders and proxy holders may be deemed present and vote, the record date for determining voting eligibility, and, for special meetings, the purpose(s) of the meeting. Unless otherwise specified, no additional notice is required for adjourned meetings if the time, location (if any), and remote communication means (if any) are announced at the original meeting. However, if the adjournment lasts more than sixty (60) days or a new record date is set, a new notice must be provided.
Cumulative Voting
Pursuant to the NRS, the articles of incorporation of any corporation may provide for cumulative voting in the election of directors. The A&R Articles of Incorporation and the A&R Bylaws do not permit stockholders to cumulate their votes in the election of directors. The A&R Bylaws provide that, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the voting power of shares of our capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Restrictions on Beneficial Ownership
We are authorized to redeem, suspend rights of, or require the sale of shares of Common Stock or Preferred Stock if a stockholder, together with its Affiliates (as defined in the A&R Articles of Incorporation), would otherwise exceed twenty percent (20%) of the total voting power of our outstanding capital stock. In such instances, we may (i) redeem a sufficient number of shares to eliminate the excess, at a price equal to either a mutually agreed amount or, if no agreement is reached, seventy-five percent (75%) of fair market value if the holder is at fault for exceeding such percentage, or one hundred percent (100%) if not at fault, as determined in good faith by disinterested members of the board, (ii) suspend ownership rights causing the excess, or (iii) require the sale of the necessary number of shares, which the holder must promptly carry out. Notice of redemption shall be given in writing between fifteen (15) and thirty (30) days, or a shorter period as determined by the board of directors, prior to the redemption date, by first class mail, overnight courier, or electronic mail, specifying the redemption details. Upon surrender, the redemption price shall be paid, and if fewer than all shares represented by a certificate are redeemed, a new certificate shall be issued for the remainder. From the redemption date, unless we default on payment, all rights in the redeemed shares shall terminate, and such shares shall no longer be transferable or deemed outstanding. These provisions do not apply to us, our Affiliates, or Permitted Transferees (as defined in the A&R Articles of Incorporation), and we have no authority to redeem, suspend, or require the sale of any shares held by such parties, notwithstanding any contrary provision in the A&R Articles of Incorporation.
Corporate Opportunity Waiver
No Non-Employee Director (as defined in the A&R Articles of Incorporation) (including any Non-Employee Director who serves as an officer in both his or her director and officer capacities) or his or her affiliates shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (i) engaging in the same or similar business activities or lines of business in which we or any of our affiliates engage or propose to engage or (ii) otherwise competing with us or any of our affiliates, and, to the fullest extent permitted by law, no such person shall be liable to us or our stockholders or to any of our affiliates for breach of any fiduciary duty solely by reason of the fact that such person engages in any such activities or did not communicate or offer such activities to us. However, we do not renounce our interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Strive.
Nevada “Combinations with Interested Stockholders” Statutes
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves, in advance, either the combination or the transaction by which such person becomes an “interested stockholder,” or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation or in an amendment effective prior to the company having 200 or more stockholders of record, then the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have opted out of these statutes in the A&R Articles of Incorporation until the Sunset Date.
Amendment of Articles of Incorporation
Amendments to the A&R Articles of Incorporation must first be approved by the board of directors and then submitted to the stockholders for approval, requiring the affirmative vote of holders of at least a majority of the outstanding shares. However, from and after the Sunset Date, the provisions contained in Articles Five through Twelve thereof may not be amended, repealed, or otherwise altered — including through the adoption of new provisions intended to override or circumvent them — unless such changes are approved by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding voting securities, voting together as a single class.
Amendment of Bylaws
Our board of directors holds the non-exclusive authority to adopt, amend, or repeal our bylaws, except as otherwise provided in the bylaws themselves. Stockholders entitled to vote also possess the power to amend, modify, repeal, or adopt new bylaw provisions at any annual or special meeting, provided advance notice of the proposed changes is given. Any stockholder-initiated amendments must either be approved by the board of directors or receive the affirmative vote of (i) a majority of the total voting power of all outstanding voting securities entitled to vote in the election of directors, voting as a single class, in the case of any such amendment prior to the Sunset Date, or (ii) sixty-six and two-thirds percent (66 2/3%) of such voting securities, voting as a single class, in the case of any such amendment on or after the Sunset Date
The provisions of Nevada law, the A&R Articles of Incorporation, and the A&R Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Outstanding Warrants
As of September 12, 2025, following the closing of the Merger and the PIPE Financing, we had outstanding 209,771,462 Pre-Funded Warrants, 555,259,256 Traditional Warrants, and 31,500 ASST Legacy Warrants (as defined below).
Pre-Funded Warrants
Each Pre-Funded Warrant has an exercise price of $0.0001 per share, is exercisable immediately on issuance and is exercisable until the Pre-Funded Warrant is exercised in full. The Pre-Funded Warrant includes customary anti-dilution adjustments.
Under the terms of the Pre-Funded Warrants, we may not effect the exercise of any such warrant, and a holder is not entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise and unless otherwise elected by such subscriber pursuant to their Subscription Agreement, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant.
We have agreed to make certain payments to the Subscribers as liquidated damages and not as a penalty upon failure to deliver shares of Class A Common Stock upon exercise of the Pre-Funded Warrant in accordance with the terms of the Pre-Funded Warrant.
Traditional Warrants
Each Traditional Warrant has an exercise price of $1.35 per share, is exercisable immediately upon issuance and until the Traditional Warrants expire on the first anniversary of the date on which a registration statement registering such warrants becomes effective. The Traditional Warrants include customary anti-dilution adjustments.

Under the terms of the Traditional Warrants, we may not effect the exercise of any such warrant, and a holder is not entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise and unless otherwise elected by such subscriber pursuant to their Subscription Agreement, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant.
We have agreed to make certain payments to the Subscribers as liquidated damages and not as a penalty upon failure to deliver shares of Class A Common Stock upon exercise of the Traditional Warrant in accordance with the terms of the Traditional Warrant.
ASST Legacy Warrants
In connection with certain private placements, pursuant to Asset Entities’ engagement letter agreement with Boustead Securities, LLC (“Boustead”), dated November 29, 2021, Asset Entities issued Boustead five-year warrants to purchase up to 10,500 shares of common stock in aggregate, with an exercise price of $31.25 per share (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for a period of five years, and contain cashless exercise provisions.
Pursuant to the underwriting agreement, dated February 2, 2023, between Asset Entities and Boustead as the representative of the underwriters in Asset Entities’ initial public offering, on February 7, 2023, which was the commencement date of sales in Asset Entities’ initial public offering, Asset Entities issued a warrant to purchase 21,000 shares of common stock to Boustead at an exercise price of $31.25 per share (the “Representative Warrant”, and together with the Placement Agent Warrants, the “ASST Legacy Warrants”). The Representative Warrant is exercisable upon issuance, has a cashless exercise provision and will terminate on the fifth anniversary of the date of issuance. The Representative Warrant is not exercisable or convertible for more than five years from the commencement date of sales in the initial public offering. The Representative Warrant also provides for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative Warrant for a period not to exceed five years from the commencement of sales in the initial public offering.
Choice of Forum
The A&R Articles of Incorporation provide that the Eighth Judicial District Court of Clark County, Nevada be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative or that assets any claim or counterclaim: (a) brought in our name or right or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any of our current or former directors, officers, stockholders, employees, agents or fiduciaries or its stockholders, (c) for any internal action (as defined in NRS 78.046), including any action asserting a claim against us arising pursuant to any provision of NRS Chapters 78 or 92A, any provision of the A&R Articles of Incorporation or A&R Bylaws, any agreement entered into pursuant to NRS 78.365 or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (d) to interpret, apply, enforce or determine the validity of the A&R Articles of Incorporation or A&R Bylaws or (e) governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our A&R Articles of Incorporation further provide that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act, against any person in connection with any offering of our securities, including, for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant, which person shall have the right to enforce this clause. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the above provisions of the A&R Articles of Incorporation. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Listing
Our Class A Common Stock is listed on the NASDAQ Global Market under the trading symbol “ASST.”
Transfer Agent and Registrar
The transfer agent and registrar for the Class A Common Stock is VStock Transfer, LLC.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares from time to time. The following description summarizes the general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The specific terms relating to any depositary shares that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific depositary shares offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable deposit agreement, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those depositary shares, as well as our amended and restated certificate of incorporation or any certificate of designation relating to the applicable series of Preferred Stock.
We may, at our option, elect to offer fractional interests in shares of a series of Preferred Stock as depositary shares, rather than full shares of Preferred Stock. In such event, we will issue depositary receipts for those depositary shares, each of which will represent a fraction of a share of a particular class or series of Preferred Stock, as described in the related prospectus supplement.
Shares of any series of Preferred Stock represented by depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement between us and the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by the depositary share, to all of the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, conversion, exchange, redemption and liquidation rights, if any).
Depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of Preferred Stock as described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may issue senior or subordinated debt securities under one or more indentures. The debt securities will constitute either our senior or subordinated debt. We will issue debt securities that will be senior debt under a senior debt indenture between us and a senior debt trustee, and we will issue debt securities that will be subordinated debt under a subordinated debt indenture between us and a subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the indenture and collectively as the indentures. This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the trustee and collectively as the trustees.
When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the indentures. The summary is not complete and is qualified in its entirety by the indentures which will be incorporated by reference as an exhibit to the registration statement for these securities. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination and covenants. See “—Subordinated Debt” and “—Covenants.” Neither indenture will limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the maturity date;
•	the interest rate, if any, and the method for calculating the interest rate;
•	the interest payment dates and the record dates for the interest payments;
•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•	whether any collateral or other security will be pledged in respect of the debt securities;
•	the place where we will pay principal and interest;
•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•	whether the debt securities will be issued in the form of global securities or certificates;
•	additional provisions, if any, relating to the defeasance of the debt securities;
•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•	any United States federal income tax consequences;
•	the dates on which premium, if any, will be paid;
•	our right, if any, to defer payment interest and the maximum length of this deferral period;
•	any listing on a securities exchange;
•	the initial public offering price; and
•	other specific terms, including any additional events of default or covenants.

Senior Debt
We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.
Subordinated Debt
We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our “senior indebtedness.” The subordinated debt indenture defines “senior indebtedness” as the principal of (and premium, if any) and interest on (i) all of our indebtedness for borrowed money, (ii) all of our obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all of our obligations in respect of letters of credit or bankers’ acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all of our obligations to pay the deferred purchase price of property or services, except trade payables, (v) all of our obligations as lessee under capital leases, (vi) all debt of others secured by a lien on any of our assets, (vii) all debt of others guaranteed by us, (viii) all of our redeemable shares valued at the greater of their voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (ix) all of our obligations under any currency agreements and interest rate agreements. “Senior indebtedness” does not include (i) any obligations that, when incurred, was without recourse, (ii) any other obligations that are specifically designated as not being senior in right of payment to the subordinated debt securities, and (iii) our redeemable shares.
In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:
•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;
•
a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated debt indenture. This declaration must not have been rescinded and annulled as provided in the subordinated debt indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Events of Default
When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, we mean:
(i)
we default in the payment of principal of such debt securities when it becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment or otherwise;

(ii)	we default in the payment of interest on such debt securities when it becomes due and payable and such default continues for a period of 30 days or more;
(iii)
we default in the performance of, or breach, any other covenant or agreement in the indenture with respect to such debt securities or in such debt securities (other than defaults specified in clause (i) or (ii) above) and such default or breach continues for a period of 30 days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of all outstanding debt securities affected thereby specifying such default or breach and requiring it to be remedied;

(iv)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any material subsidiary has occurred; or
(v)	any other Events of Default set forth in the prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (iv) above) with respect to any series of debt securities then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities may declare the entire principal of such debt securities (or such lesser amount as may be provided in the terms of the debt securities), and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.
If an Event of Default under the indenture specified in clause (iv) above occurs and is continuing, then the principal amount of all outstanding debt securities (or such lesser amount as may be provided in the terms of the debt securities) and interest accrued thereon, if any, will become immediately due and payable, without any notice or other action by any holder or the trustee, to the full extent permitted by applicable law.
The holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities), by notice to us and the trustee, may waive all defaults with respect to such debt securities and rescind and annul such declaration and its consequences if, at any time after the principal of any debt securities (or such lesser amount as may be provided in the terms of the debt securities) have been declared or become due and payable as a result of an Event of Default, and before any judgment or decree for the payment of the moneys due has been obtained or entered, we pay or deposit with the trustee a sum sufficient to pay all matured installments of interest upon all such debt securities and the principal of such debt securities (or such lesser amount as may be provided in the terms of the debt securities), with interest on such principal and interest, and such amount paid or deposited is sufficient to cover all amounts owing to the trustee, provided that all Events of Default under the indenture, other than the non-payment of the principal of the debt securities have been cured, waived or otherwise remedied.
The holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities), by notice to the trustee, may waive an existing default or Event of Default with respect to the debt securities of such series and its consequences, except a default in the payment of principal of or interest on any outstanding debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected.
A holder of debt securities cannot institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to such debt securities, (ii) the holders of at least 25% in aggregate principal amount of outstanding debt securities affected have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee, (iii) such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request, (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities affected have not given the trustee a direction that is inconsistent with such written request. This limitation does not apply to a holder’s ability to bring suit for the enforcement of any payment of principal of, or interest on, any of such holder’s debt securities on or after the due dates expressed on such debt securities.
The trustee is not under any obligation to exercise any of its rights or powers at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Subject to certain exceptions, the holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
If a default occurs and is continuing and if such default is known to the trustee, the trustee will give notice of such default to each holder of the debt securities affected within 90 days after such default, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on the debt securities, the trustee is protected in withholding such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.
Modification and Waiver
Each indenture may be amended or supplemented without notice to or the consent of any holder of debt securities in order to:
•	cure any ambiguity, defect or inconsistency; provided that such amendments or supplements do not materially and adversely affect the interests of the holders;
•	provide for the assumption of our obligations in the case of a merger or consolidation;
•	comply with any requirements of the SEC in connection with qualification of the indenture under the Trust Indenture Act;
•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture;
•	establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities;
•	provide for uncertificated or unregistered debt securities and make all appropriate changes for such purpose; and
•	make any change that does not materially and adversely affect the rights of any holder.
Other amendments and modifications of each indenture or the debt securities issued may be made with the consent of the holders of a majority in principal amount of the outstanding debt securities affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities affected by written notice to the trustee may waive future compliance by us with any provision of the indenture or such debt securities. However, no amendment or waiver may, without the consent of the holder of each outstanding debt security affected:
•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;
•	reduce the principal amount of such holder’s debt security or the rate of interest thereon (including any amount in respect of original issue discount);
•	reduce the percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture with respect to the debt securities; and
•
reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be adversely affected by such an amendment.
Covenants
Consolidation, Merger or Sale of Assets
We will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (in one transaction or a series of related transactions) to, any person unless either (x) we are the continuing person or (y) the person (if other than us) formed by such consolidation or into which we are merged or to which our properties and assets are sold, conveyed, transferred or leased is a person organized and validly existing under the laws of the United States or any jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities and under the indenture.
Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of our property and assets, the successor person formed by such consolidation or into which we are merged or to which such sale, conveyance, transfer, lease or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor person had been named instead of us in the indenture and thereafter we, except in the case of a lease, are relieved of all obligations and covenants under the indenture and the debt securities.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture with respect to a series of debt securities, when:
•	we have paid or caused to be paid the principal of and interest on such series of debt securities as and when such debt securities become due and payable;
•	we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated; or
•
all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee the entire amount in cash or

U.S. government obligations, maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay at maturity or upon redemption of all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption (a “Discharge”).
We may elect to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture, except for:
•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of apparently mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal of the debt securities and interest thereon, upon the original stated due dates (but not upon acceleration);
•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of debt securities of such series as beneficiaries with respect to the property deposited with the trustee payable to all or any of them.
In addition, we may elect to have our obligations released with respect to certain covenants in each indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we have deposited or caused to be irrevocably deposited with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, (i) money in an amount, or (ii) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment money in an amount, or (iii) a combination thereof, sufficient to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding debt securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable in accordance with the terms of debt securities of such series and the indenture;

•
we have delivered to the trustee (i) an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or a ruling directed to the trustee received from the U.S. Internal Revenue Service to the same effect as such opinion of counsel and (ii) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;
•
immediately after giving effect to such deposit on a pro forma basis, no event of default, or event that after the giving of notice or lapse of time or both would become an event of default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound;

•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge have been complied with; and
•
in the case of covenant defeasance, if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption has been duly given pursuant to the indenture.

Concerning Our Relationship with the Trustees
We and our subsidiaries may maintain ordinary banking relationships and credit facilities with the trustee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of Preferred Stock, shares of Common Stock or any combination of such securities. The applicable supplement will describe:
•
the terms of the units and of the warrants, debt securities, Preferred Stock and Common Stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Strive, the trustees, the warrant agents, the unit agents or any other agent of Strive, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities of or within any series to or through agents, underwriters, dealers, direct sales, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten, purchased or placed by each of them;
•	the public offering price of the securities and the proceeds to us;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	terms and conditions of the offering;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Agents
We may use agents to sell securities. We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.
Underwriters
We may sell securities to underwriters. If we use underwriters, the underwriters will acquire the securities for their own account, including without limitation through underwriting, purchase, security lending, repurchase or other agreements with us. Unless we tell you otherwise in the applicable prospectus supplement, the underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.
Dealers
We may use a dealer to sell the securities. If we use a dealer, we, as principal, will sell the securities to the dealer who will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.
Direct Sales
We may solicit directly offers to purchase the securities, and we may sell securities directly to purchasers without the involvement of agents, underwriters or dealers. We will describe the terms of our direct sale in the applicable prospectus supplement.
Other Means of Distribution
Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption or otherwise. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4).
We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
With or without the involvement of agents, underwriters, dealers, direct sales, remarketing firms or other third parties, we may utilize the Internet or other electronic bidding or ordering systems for the pricing and allocation of securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us. The use of such a system may affect the price or other terms at which such securities are sold. The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in the applicable prospectus supplement how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the obligations of any agent, underwriter, dealer, direct sales or remarketing firm with respect to the auction or ordering system.
Derivative Transactions and Hedging
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
General Information
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in an offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in an offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of the securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue of securities and will have no established trading market, other than our common stock which is traded on the NASDAQ Global Market as of the date of this prospectus. We may elect to list any other series of securities on any exchange or market, but we are not obligated to do so. Any underwriters to whom the securities are sold for a public offering may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the securities.
Any agents, underwriters, dealers, direct sales, remarketing firms and third parties may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their business. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter, dealer, agent, remarketing firm or third party.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Davis Polk & Wardwell LLP, New York, New York and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.
EXPERTS
Strive, Inc. was formerly known as Asset Entities Inc. It changed its name to Strive, Inc. shortly after the Merger Closing. As a result of the Merger, Alpha Merger Sub, Inc. merged with and into Strive Enterprises, Inc. with Strive Enterprises, Inc. surviving such Merger as the surviving corporation and as a direct, wholly owned subsidiary of Asset Entities Inc. However, the management teams of those entities determined that Strive Enterprises, Inc. was the “accounting acquirer” in the transaction for purposes of Financial Accounting Standards Boards’ Accounting Standards Codification 805, Business Combinations. Accordingly, the financial statements of Strive Enterprises, Inc. are considered under applicable SEC guidance to be the financial statements of the registrant. Certain historical information of Asset Entities Inc. is also included in this prospectus as noted below.
The consolidated financial statements of Strive, Inc. (formerly Strive Enterprises, Inc.) for the years ended December 31, 2024 and 2023, appearing in Strive, Inc.’s Current Report on Form 8-K dated September 12, 2025, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Asset Entities Inc. appearing in Asset Entities Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

STRIVE, INC.
Variable Rate Series A Perpetual Preferred Stock
PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays		Cantor
Co-Manager

Clear Street

      , 2026